Exhibit 10.19

AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT dated as of May 10, 2024 is among WaterBridge NDB Operating LLC (the “Borrower”), the Lenders (as defined below) party hereto, each Issuing Bank, and Truist Bank, as Administrative Agent (as defined in the Credit Agreement defined below). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent, the Issuing Banks and the financial institutions party thereto from time to time, as lenders (collectively, the “Lenders”) are parties to that certain Revolving Credit Agreement dated as of June 8, 2022 (as amended, supplemented or otherwise modified and in effect as of the date hereof, the “Existing Credit Agreement”; as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that (a) the Aggregate Revolving Commitment Amount be reduced to $100,000,000, (b) certain Lenders identified on Schedule I hereto as a “Departing Lender” cease to be Lenders under the Credit Agreement (the “Departing Lenders”), (c) the Lenders (other than the Departing Lenders) reduce their Revolving Commitments as set forth in Schedule I hereto with a corresponding change in their Pro Rata Share of the Aggregate Revolving Commitments (such Lenders, the “Continuing Lenders”), (d) each Continuing Lender extend the Revolving Commitment Termination Date for an additional 365 days and (d) the other amendments reflected in this Amendment be effected, in each case as of the Second Amendment Effective Date (as defined below);

WHEREAS, the Borrower wishes to (i) prepay or otherwise satisfy in full the Obligations owing to each Departing Lender in an aggregate principal amount of $61,286,001.92 with a corresponding termination in full of each such Departing Lender’s Revolving Commitment and (ii) prepay the Obligations owing to each Continuing Lender in an aggregate principal amount of $297,001,393.90 with a reduction of the Revolving Commitment of each Continuing Lender, such that the Aggregate Revolving Commitment Amount after giving effect to such prepayments and reductions shall be $100,000,000 and the Revolving Commitment of each Continuing Lender shall be as set forth in Schedule 1 hereto (the prepayments described in clauses (i) and (ii), the “Prepayment”);

WHEREAS, upon giving effect to the Prepayment, an aggregate principal amount of $0.00 shall be outstanding under the Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below and in reliance on the representations and warranties set forth in Section 4 below:
(a)
the Existing Credit Agreement is hereby amended (excluding the signature pages, exhibits and schedules (except as provided in this Section 1)) to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto;
(b)
Schedules II and 7.7 of the Credit Agreement are amended and restated in their entirety as attached as Exhibit B hereto;
(c)
Each reference in any Loan Document to “Loan Documents” and “Collateral Documents” shall be understood to include the Collateral Agency and Intercreditor Agreement and each Loan Document is understood to be subject to the terms of the Collateral Agency and Intercreditor Agreement; and
(d)
Notwithstanding anything to the contrary in any Loan Document, each Loan Document shall be understood to permit the incurrence of the Term Loans pursuant to the terms of the Term Credit Agreement.
Section 2.
Departing and Continuing Lender Provisions; Reallocation of Loans.

(a)
Continuing Lenders. The Continuing Lenders have agreed to extend the Revolving Commitment Termination Date in respect of their Revolving Commitments as governed by the Credit Agreement on the terms and subject to the conditions set forth therein and in this Amendment. Effective as of and immediately after giving effect to the Prepayment on the Second Amendment Effective Date, the Revolving Commitments for each Continuing Lender shall be as set forth in Schedule II to the Credit Agreement (as amended hereby). Each Continuing Lender hereby agrees that, notwithstanding anything in the Credit Agreement to the contrary, this Amendment shall be deemed to satisfy prepayment notice requirements set forth in Section 2.9 of the Credit Agreement with respect to the Prepayment.

(b)
Prepayment of Departing Lenders. On the Second Amendment Effective Date, (i) the Revolving Commitment of each Departing Lender shall be terminated and (ii) the Borrower shall prepay to each Departing Lender such Departing Lender’s outstanding Loans, including (A) all accrued but unpaid commitment fees relating to such Loans to such date and (B) all accrued but unpaid interest relating to such Loans to such date (in each case of clause (A) and clause (b) above, calculated at the rate set forth in the Credit Agreement). Each of the Departing Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.17 of the Credit Agreement as a result of, and solely in connection with, the Prepayment and any such prepayment under this clause (b). Each Departing Lender hereby agrees that, notwithstanding anything in the Credit Agreement to the contrary, this Amendment shall be deemed to satisfy any prepayment notice requirements set forth in Section 2.9 of the Credit Agreement with respect to the Prepayment.

(c)
Reallocation of Loans. On the Second Amendment Effective Date, immediately following or substantially contemporaneously with the Prepayment, the Borrower shall be deemed to have (A) prepaid the Loans (if any) in full that are outstanding immediately after giving effect to the Prepayment and (B) simultaneously borrow new Loans under the Credit Agreement in an amount equal to such Prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Continuing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Continuing Lenders shall make and receive payments among themselves, as administered by and in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Continuing Lenders in accordance with the respective Revolving Commitments of such Continuing Lenders as set forth on Schedule II hereto. Notwithstanding the foregoing, the Borrower shall pay to each Continuing Lender (i) all accrued but unpaid commitment fees relating to the Loans of such Lender to such date and (ii) all

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accrued but unpaid interest relating to such Loans to such date (in each case of clause (i) and clause (ii) above, calculated at the rate set forth in the Credit Agreement, based on the amount of Loans of such Lender as of the Second Amendment Effective Date immediately prior to giving effect to the Prepayment). Each of the Continuing Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.17 of the Credit Agreement as a result of, and solely in connection with, the Prepayment and any such prepayment under this clause (c). Concurrently therewith, the Continuing Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit so that such interests are held ratably in accordance with their Revolving Commitments as so revised.

(d)
Departing Lenders. After giving effect to the Prepayment, each Departing Lender shall cease to be a party to the Credit Agreement as of the Second Amendment Effective Date and shall no longer be a “Lender” thereunder; provided, however, that provisions of the Credit Agreement that, by their terms, are expressly intended to survive the termination of the Credit Agreement, the termination of all Revolving Commitments, and the payment in full of the Loans and all other Obligations shall remain in effect as to such Departing Lender. Each Departing Lender joins in the execution of this Amendment solely for purposes of effectuating this Amendment pursuant to Section 3 hereof.

Section 3.
Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Second Amendment Effective Date”):

(a)
The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:
(i)
a counterpart of this Amendment signed by or on behalf of the Borrower and each of the Lenders (including in such Lender’s capacity as a Departing Lender or a Continuing Lender, as applicable), or written evidence satisfactory to the Administrative Agent (which may include pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
(ii)
a counterpart of the Consent and Reaffirmation attached hereto as Annex B (the “Consent and Reaffirmation”) from the Parent and each of the other Grantors party thereto or written evidence satisfactory to the Administrative Agent (which may include pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of the Consent and Reaffirmation;
(iii)
a certificate of a Responsible Officer of each Loan Party (i) certifying that its respective bylaws, or partnership agreement or limited liability company agreement (the “Organizational Documents”) of such party previously delivered pursuant to the Existing Credit Agreement have not been amended and remain in full force and effect (or, to the extent there has been an amendment or modification to such Organizational Documents, attaching all amendments thereto), and (ii) attaching and certifying the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Amendment or other Loan Documents to which it is a party, executed in connection therewith;
(iv)
certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational

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documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party;
(v)
a favorable written opinion of counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (including, without limitation, opinions as to enforceability and no conflicts with the Term Credit Agreement (as defined in the Credit Agreement));
(vi)
a certificate signed by a Responsible Officer, certifying that after giving effect to the Second Amendment Date Transactions (as defined in the Credit Agreement), that since the Closing Date, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(vii)
true, complete and correct copies (as certified by a Responsible Officer) of the DK Boyd Acquisition Agreement (as defined in the Credit Agreement) and schedules thereto, duly executed by the parties thereto, together with the DK Boyd Assignment (as defined in the Credit Agreement), duly executed by the parties thereto, and a certification by a Responsible Officer that the DK Boyd Acquisition has been consummated (or will be consummated substantially concurrent with the Second Amendment Effective Date) in accordance with the DK Boyd Acquisition Agreement and the DK Boyd Assignment;
(viii)
true, complete and correct copies (as certified by a Responsible Officer) of executed documents evidencing (i) the Term Credit Agreement and (ii) the documents listed on Schedule 7.7 of the Credit Agreement as attached on Exhibit B hereto, in each case in form and substance reasonably acceptable to the Administrative Agent;
(ix)
a certificate, dated the Second Amendment Effective Date and signed by a Responsible Officer, confirming satisfaction of the conditions set forth in Section 3(b), (c), (d) and (f) below; and
(x)
at least five (5) days prior to the date of this Amendment, (A) all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Requirements of Law including the Patriot Act and (B) the Borrower, which qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver a Beneficial Ownership Certification in relation to the Borrower (or a certification that the information in the Beneficial Ownership Certification previously delivered to the Administrative Agent is true and correct in all respects).
(b)
The representations and warranties made by the Borrower and each other Loan Party pursuant to Section 4 below shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by materiality, in which case such representations and warranties shall be true and correct in all respects).

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(c)
Immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.
(d)
The Term Loans shall have been funded to the Borrower in the gross principal amount of $575,000,000 in accordance with the Term Credit Agreement (or will be funded substantially concurrent with the Second Amendment Effective Date).
(e)
[Reserved].
(f)
The Prepayment shall have occurred (or will occur substantially concurrent with the Second Amendment Effective Date) and the Borrower has paid all interest, fees and other amounts payable in connection therewith in accordance with Section 2 hereto. Notwithstanding any contrary provisions hereof, this condition (f) may only be waived with the consent of the Departing Lenders with respect to payment of amounts payable to the Departing Lenders.
(g)
The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel pursuant to all invoices presented to the Borrower for payment at least one (1) Business Day prior to the Second Amendment Effective Date.
Section 4.
Representations and Warranties.

The Borrower and each other Loan Party represents and warrants (with respect to each other Loan Party, solely with respect to itself and solely with respect to clauses (a) and (b) below) to the Administrative Agent and the Lenders as of the Second Amendment Effective Date that:

(a)
the execution, delivery and performance of this Amendment have been duly authorized by all requisite limited liability company or corporate action on the part of Borrower and each other Loan Party, that this Amendment has been duly executed and delivered by the Borrower and that the Consent and Reaffirmation has been duly executed and delivered by each other Loan Party;
(b)
this Amendment and the Borrower’s obligations under the Credit Agreement as amended hereby, and the Consent and Reaffirmation and each Loan Party’s obligations under each other Loan Document to which it is a party, constitute the legal, valid and binding agreement and obligations of the Borrower or each other Loan Party, as applicable, enforceable against the Borrower and such Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles, or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally;
(c)
immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall exist;
(d)
the execution, delivery and performance of this Amendment do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.1 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Requirement of Law binding on such Person; in the case of Section 3(d)(ii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

5

(e)
no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment; and
(f)
immediately prior to and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties are true and correct in all respects).
Section 5.
Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Section 6.
Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). The jurisdiction, venue and waiver of right to trial by jury provisions in Section 10.5(b) to (d) and 10.6 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.
Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.
Effect of Amendment and Reaffirmation.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of

6

which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or other provisions contained in the Credit Agreement or any other Loan Document in similar or different circumstances after the date hereof. This Amendment is hereby designated as a Loan Document by the Borrower.

[remainder of page left blank intentionally; signatures to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WATERBRIDGE NDB OPERATING LLC, as Borrower By: /s/ Scott McNeely Name: Scott McNeely Title: Senior Vice President, Finance

[Signature Page To Amendment No. 2]

TRUIST BANK

as the Administrative Agent, the Issuing Bank and as a Lender

By: /s/ Farhan Iqbal

Name: Farhan Iqbal

Title: Director

[Signature Page To Amendment No. 2]

WELLS FARGO BANK, N.A.
as a Lender

By: /s/ Andrew Ostrov

Name: Andrew Ostrov

Title: Executive Director

[Signature Page To Amendment No. 2]

BARCLAYS BANK PLC
as a Lender

By: /s/ Sydney G. Dennis

Name: Sydney G. Dennis

Title: Director

[Signature Page To Amendment No. 2]

CITIBANK, N.A.
as a Lender

By: /s/ Larry Washington

Name: Larry Washington

Title: SVP

[Signature Page To Amendment No. 2]

First Horizon Bank, a Tennessee State Bank
as a Lender

By: /s/ Moni Collins

Name: Moni Collins

Title: Senior Vice President – Energy Finance

[Signature Page To Amendment No. 2]

TEXAS CAPITAL BANK
as a Lender

By: /s/ Casey Lowary

Name: Casey Lowary

Title: Managing Director

[Signature Page To Amendment No. 2]

GOLDMAN SACHS BANK USA
as a Lender

By: /s/ Thomas Manning

Name: Thomas Manning

Title: Authorized Signatory

[Signature Page To Amendment No. 2]

CADENCE BANK
as a Departing Lender

By: /s/ Michael Magee, Jr

Name: Michael Magee, Jr

Title: Senior Vice President

[Signature Page To Amendment No. 2]

First-Citizens Bank & Trust Company
as a Departing Lender

By: /s/ Stewart McLeod

Name: Stewart McLeod

Title: Director

[Signature Page To Amendment No. 2]

SCHEDULE I

Departing Lenders / Continuing Lenders

Lender	Revolving Commitment Amount under the Existing Credit Agreement	Revolving Commitment Amount under the Credit Agreement (as amended by the Second Amendment)
Truist Bank	$75,000,000	$25,000,000
Wells Fargo Bank, N.A.	$65,000,000	$20,000,000
Barclays Bank PLC	$40,000,000	$11,000,000
Citibank, N.A.	$40,000,000	$11,000,000
First Horizon Bank, a Tennessee State Bank	$35,000,000	$11,000,000
Texas Capital Bank	$35,000,000	$11,000,000
Goldman Sachs Bank USA	$25,000,000	$11,000,000
Cadence Bank (f/k/a Cadence Bank, N.A.)*	$45,000,000	--
First Citizens Bank & Trust Company*	$20,000,000	--
Total	$380,000,000	$100,000,000

* Denotes a Departing Lender.

++ Denotes a Continuing Lender.

EXHIBIT A

Credit Agreement (as amended by Amendment No. 2)

See attached.

REVOLVING CREDIT AGREEMENT

dated as of June 8, 2022

as amended by the Master Assignment, Agreement and Amendment No. 1, dated June 7, 2023,

the Commitment Increase Agreement, dated December 20, 2023, and the Amendment No. 2, dated May 10, 2024

among

WaterBridge NDB Operating LLC

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO,

TRUIST BANK

as Administrative Agent and Issuing Bank,

~~Cadence Bank (f/k/a Cadence Bank, N.A.) and~~ wells fargo bank, N.A.

as ~~Co-Syndication Agents~~Syndication Agent,

and

BARCLAYS BANK PLC, CITIBANK, N.A, FIRST HORIZON BANK, A TENNESSEE STATE BANK, GOLDMAN SACHS BANK USA AND TEXAS CAPITAL BANK

as Co-Documentation Agents

TRUIST SECURITIES, INC.~~, cadence bank (f/k/a cadence bank, n.a.)~~  and wells fargo bank, N.A.

as Joint Lead Arrangers

Page

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions	~~1~~
Section 1.2 Classifications of Loans and Borrowings	~~43~~45
Section 1.3 Accounting Terms and Determination	~~43~~45
Section 1.4 Terms Generally	~~43~~45
Section 1.5 Divisions	~~44~~46
Section 1.6 Rates	~~44~~46
Section 1.7 Times of Day	~~44~~47
Section 1.8 Letter of Credit Amounts	~~44~~47

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1 General Description of Facilities	~~45~~47
Section 2.2 Revolving Loans	~~45~~47
Section 2.3 Procedure for Borrowings	~~45~~47
Section 2.4 Funding of Borrowings	~~45~~48
Section 2.5 Interest Elections	~~46~~48
Section 2.6 Optional Reduction and Termination of Commitments	~~47~~49
Section 2.7 Repayment of Loans	~~47~~50
Section 2.8 Evidence of Indebtedness	~~47~~50
Section 2.9 Optional Prepayments	~~48~~50
Section 2.10 Mandatory Prepayments	~~48~~51
Section 2.11 Interest on Loans	~~49~~51
Section 2.12 Fees	~~49~~52
Section 2.13 Computation of Interest and Fees	~~50~~53
Section 2.14 Inability to Determine Interest Rates	~~50~~53
Section 2.15 Illegality	~~53~~55
Section 2.16 Increased Costs	~~53~~55
Section 2.17 Funding Indemnity	~~54~~57
Section 2.18 Taxes	~~54~~57
Section 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~58~~61
Section 2.20 Letters of Credit	~~59~~62
Section 2.21 Increase of Commitments; Additional Lenders	~~66~~68
Section 2.22 Mitigation of Obligations	~~68~~70
Section 2.23 Replacement of Lenders	~~68~~71
Section 2.24 Procedures; Amendments	~~68~~71

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

(continued)

Page

Section 3.1 Conditions to Effectiveness	~~72~~74
Section 3.2 Conditions to Each Credit Event	~~75~~77
Section 3.3 Delivery of Documents	~~75~~78

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Existence; Power	~~76~~78
Section 4.2 Organizational Power; Authorization	~~76~~78
Section 4.3 Approvals; No Conflicts	~~76~~78
Section 4.4 Financial Statements	~~76~~79
Section 4.5 Litigation and Environmental Matters	~~76~~79
Section 4.6 Compliance with Laws and Agreements	~~78~~80
Section 4.7 Investment Company Act	~~78~~81
Section 4.8 Taxes	~~78~~81
Section 4.9 Margin Regulations	~~78~~81
Section 4.10 ERISA	~~78~~81
Section 4.11 Ownership of Property; Insurance	~~79~~82
Section 4.12 Disclosure	~~81~~84
Section 4.13 Labor Relations	~~81~~84
Section 4.14 Subsidiaries	~~82~~84
Section 4.15 Solvency	~~82~~84
Section 4.16 Deposit and Disbursement Accounts	~~82~~85
Section 4.17 Collateral Documents	~~82~~85
Section 4.18 Material Agreements	~~83~~85
Section 4.19 Sanctions and Anti-Corruption Laws	~~83~~85
Section 4.20 Affected Financial Institutions	~~83~~86
Section 4.21 Federal Regulation	~~83~~86
Section 4.22 FERC	~~83~~86
Section 4.23 Closing Date Contribution	~~83~~86

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.1 Financial Statements and Other Information	~~84~~87
Section 5.2 Notices of Material Events	~~86~~88
Section 5.3 Existence; Conduct of Business	~~87~~90
Section 5.4 Compliance with Laws; Material Agreements	~~87~~90
Section 5.5 Payment of Obligations	~~88~~90
Section 5.6 Books and Records	~~88~~91
Section 5.7 Visitation and Inspection	~~88~~91

(continued)

Page

Section 5.8 Maintenance of Properties; Insurance	~~88~~91
Section 5.9 Use of Proceeds; Margin Regulations	~~88~~91
Section 5.10 Casualty and Condemnation	~~89~~92
Section 5.11 Cash Management	~~89~~92
Section 5.12 Additional Subsidiaries and Collateral	~~90~~92
Section 5.13 Unrestricted Subsidiaries	~~90~~93
Section 5.14 Additional Real Estate	~~92~~95
Section 5.15 Further Assurances	~~92~~95
Section 5.16 Environmental Matters	~~92~~95
Section 5.17 Maintenance of Water Systems and Processing Plants	~~93~~96
Section 5.18 Post-Closing Deliveries	~~94~~97

ARTICLE VI

FINANCIAL COVENANTS

Section 6.1 Leverage Ratio	~~94~~97
Section 6.2 Interest Coverage Ratio	~~94~~97

ARTICLE VII

NEGATIVE COVENANTS

Section 7.1 Indebtedness	~~94~~97
Section 7.2 Liens	~~97~~100
Section 7.3 Fundamental Changes	~~98~~101
Section 7.4 Investments, Loans	~~98~~101
Section 7.5 Restricted Payments	~~100~~103
Section 7.6 Sale of Assets	~~101~~104
Section 7.7 Transactions with Affiliates	~~102~~105
Section 7.8 Restrictive Agreements	~~103~~106
Section 7.9 Sale and Leaseback Transactions	~~103~~107
Section 7.10 Hedging Transactions	~~103~~107
Section 7.11 Amendment to Material Documents and Certain Agreements	~~104~~107
Section 7.12 Prepayment of Indebtedness	~~104~~107
Section 7.13 Accounting Changes	~~104~~107
Section 7.14 Nature of Business; International Operations	~~104~~108
Section 7.15 Sanctions and Anti-Corruption Laws	~~104~~108
Section 7.16 Sale or Discount of Receivables	~~105~~108
Section 7.17 Limitations on Issuance of Capital Stock	~~105~~108

ARTICLE VIII

EVENTS OF DEFAULT

(continued)

Page

Section 8.1 Events of Default	~~105~~108
Section 8.2 Application of Proceeds from Collateral	~~107~~111
Section 8.3 Borrower’s Right to Cure	~~109~~112

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1 Appointment of the Administrative Agent	~~110~~113
Section 9.2 Nature of Duties of the Administrative Agent	~~110~~114
Section 9.3 Lack of Reliance on the Administrative Agent	~~111~~115
Section 9.4 Certain Rights of the Administrative Agent	~~112~~116
Section 9.5 Reliance by the Administrative Agent	~~112~~116
Section 9.6 The Administrative Agent in its Individual Capacity	~~112~~116
Section 9.7 Successor Administrative Agent	~~112~~116
Section 9.8 Withholding Tax	~~113~~117
Section 9.9 The Administrative Agent May File Proofs of Claim	~~113~~117
Section 9.10 Authorization to Execute Other Loan Documents	~~114~~118
Section 9.11 Collateral and Guaranty Matters	~~114~~118
Section 9.12 Documentation Agent; Syndication Agent	~~115~~119
Section 9.13 Right to Realize on Collateral and Enforce Guarantee	~~115~~119
Section 9.14 Secured Bank Product Obligations and Hedging Obligations	~~115~~119
Section 9.15 Erroneous Payments	~~116~~120

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices	~~118~~122
Section 10.2 Waiver; Amendments	~~121~~126
Section 10.3 Expenses; Indemnification	~~123~~128
Section 10.4 Successors and Assigns	~~125~~129
Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process	~~129~~133
Section 10.6 WAIVER OF JURY TRIAL	~~130~~134
Section 10.7 Right of Set-off	~~130~~134
Section 10.8 Counterparts; Integration	~~130~~135
Section 10.9 Survival	~~131~~135
Section 10.10 Severability	~~131~~135
Section 10.11 Confidentiality	~~131~~135
Section 10.12 Interest Rate Limitation	~~132~~136
Section 10.13 Waiver of Effect of Corporate Seal	~~132~~136
Section 10.14 Patriot Act	~~132~~136

(continued)

Page

Section 10.15 No Advisory or Fiduciary Responsibility	~~132~~137
Section 10.16 Electronic Signatures	~~133~~137
Section 10.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~133~~137
Section 10.18 Certain ERISA Matters	~~133~~138
Section 10.19 Acknowledgment Regarding any Supported QFCs	~~134~~139

v

(continued)

Page

Schedules

Schedule I - Applicable Margin and Applicable Percentage

Schedule II - Commitment Amounts

Schedule 4.5 - Environmental Matters

Schedule 4.14 - Subsidiaries

Schedule 4.16 - Deposit and Disbursement Accounts

Schedule 4.18 - Material Agreements

Schedule 4.21 - Federal and State Regulation

Schedule 5.18 - Post-Closing Deliveries

Schedule 7.1(a) - Existing Indebtedness

Schedule 7.2 - Existing Liens

Schedule 7.4 - Existing Investments

Schedule 7.7 - Affiliate Transactions

Exhibits

Exhibit A - Form of Assignment and Acceptance

Exhibit 2.3 - Form of Notice of Borrowing

Exhibit 2.7 - Form of Notice of Conversion/Continuation

Exhibit 2.8(b) - Form of Note

Exhibits 2.20A – D - Tax Certificates

Exhibit 3.1(b)(v) - Form of Officer’s Certificate

Exhibit 5.1(c) - Form of Compliance Certificate

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of June 8, 2022, by and among WATERBRIDGE NDB OPERATING LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders ~~(~~and in its capacity as Collateral Agent (as defined below) (in such capacities, including any successor administrative agent or collateral agent, the “Administrative Agent”) and as issuing bank (the “Issuing Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and the Issuing Bank extend credit to the Borrower, in the form of a revolving credit facility (including a letter of credit subfacility);

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and the Issuing Bank, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility and letter of credit subfacility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent and the Issuing Bank agree as follows:

Article I

DEFINITIONS; CONSTRUCTION
Section 1.1
Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified:
“Additional Lender” shall have the meaning set forth in Section 2.21.
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.
“Administrative Agent” shall ~~mean Truist Bank,~~have the meaning set forth in the introductory paragraph of this Agreement. For the avoidance of doubt, for the purposes of this Agreement, references to the Administrative Agent includes the Administrative Agent in its capacity as ~~administrative agent under any of the Loan Documents, or any successor administrative agent.~~the Collateral Agent, as the context may require.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by or otherwise acceptable to the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“After-Acquired Water Properties” shall mean Real Estate of the Loan Parties acquired after the Closing Date that constitutes Water Properties.
“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Amendment No. ~~1~~2 Effective Date, after giving effect to Amendment No. 2, the Aggregate Revolving Commitment Amount is $~~380,000,000~~100,000,000.
“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.
“Amended & Restated Services Agreement” shall mean that certain Amended & Restated Services Agreement, dated February 27, 2019, among WaterBridge Resources LLC, a Texas limited liability company, WaterBridge Management Company LLC, a Delaware limited liability company, WaterBridge Co-Invest LLC, a Delaware limited liability company, WaterBridge Holdings LLC, a Delaware limited liability company, and each of the entities listed on Schedule I, Schedule II and Schedule III thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“Amendment No. 1” shall mean that certain Master Assignment, Agreement and Amendment No. 1 to Revolving Credit Agreement effective as of the Amendment No. 1 Effective Date among the Borrower, the Lenders party thereto, the Administrative Agent and the Issuing Banks.~~”~~
“Amendment No. 1 Effective Date” ~~means~~shall mean the “First Amendment Effective Date” as defined in the Amendment No. 1.
“Amendment No. 2” shall mean that certain Amendment No. 2 to Revolving Credit Agreement effective as of the Amendment No. 2 Effective Date among the Borrower, the Lenders party thereto, the Administrative Agent and the Issuing Banks.
“Amendment No. 2 Effective Date” shall mean the “Second Amendment Effective Date” as defined in the Amendment No. 2.
“Annualized” shall mean, for any period as set forth in the table below, the Consolidated EBITDA or Consolidated Interest Expense, as applicable, for such period is multiplied by the factor for such period as set forth in the table below.

Period	Factor
One Fiscal Quarter period ending September 30, 2022	4
Two consecutive Fiscal Quarter period ending December 31, 2022	2
Three consecutive Fiscal Quarter period ending March 31, 2023	4/3
One Fiscal Quarter period ending March 31, 2024	4
One Fiscal Quarter period ending June 30, 2024	4
Three consecutive Fiscal Quarter period ending September 30, 2024	4/3

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower and/or its Subsidiaries concerning or relating to bribery or corruption.
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin (i) from the Closing Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2022 are required to be delivered shall be at Level III as set forth on Schedule I and (ii) from the Amendment No. 2 Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending June 30, 2024 are required to be delivered shall be at Level I as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest and fees owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.11(b) or Article VIII.
“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the date by which the financial statements and Compliance

Certificate for the Fiscal Quarter ending September 30, 2022 are required to be delivered shall be at Level III as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.11(b) or Article VIII.
“Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall mean Truist Securities, Inc.~~, Cadence Bank (f/k/a Cadence Bank, N.A.)~~  and Wells Fargo Bank, N.A. in their capacities as joint lead arrangers and joint bookrunners.
“Asset Acquisition” shall mean, as to any Person, (a) the purchase or other acquisition (in one transaction or a series of transactions, including through a merger) of the Capital Stock of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting Water Systems, Water Properties, a business unit, line of business or division of another Person in respect of which the aggregate consideration exceeds the Threshold Amount or (b) new SWD Contracts containing acreage dedications or minimum volume commitments provided that the Borrower or applicable Loan Party has commenced performance thereunder and received revenue thereunder or amendments or other modifications to existing SWD Contracts under which revenue has been received by a Loan Party that have the effect of increasing or adding acreage dedications or minimum volume commitments.
“Asset Disposition” shall mean any sale, transfer or other disposition, directly or indirectly, by the Borrower or any other Loan Party to any Person other than the Borrower or Loan Party (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the net cash proceeds from which exceed the Threshold Amount.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.
“Availability” shall mean, at any time of determination, the difference of (a) the Aggregate Revolving Commitment Amount less (b) the total Revolving Credit Exposures at such time.
“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
“Available Cash” shall mean, commencing July 1, 2022 forward, (i) prior to a Qualified IPO, without duplication, for any period (a) an amount equal to the Consolidated EBITDA for such period (for the avoidance of doubt, without being Annualized and without giving effect to any Specified Equity Contribution in such period) less cash Consolidated Interest Expense for such period less the amount for maintenance capital expenditures for such period plus (b) any amounts under clause (a) from a previous period that were permitted to be distributed during such previous period under Section 7.5(c) (and which amounts were not subsequently distributed by the Borrower pursuant to Section 7.5(c)) minus (c) any amounts previously distributed under Section 7.5(c) in such period or previous periods and minus (d) any amounts paid under Section 7.12 and (ii) upon and following a Qualified IPO, the aggregate amount of cash on hand of the Borrower and its Restricted Subsidiaries that the managing member of the Borrower (or any equivalent governing body of any applicable direct or indirect parent thereof) deems available for distribution to any of its members or for repayment of Indebtedness taking into account all debts, liabilities and obligations of the Borrower and its Restricted Subsidiaries then due, and working capital and other amounts, which the managing member reasonably deems necessary for the Borrower’s and its Restricted Subsidiaries’ businesses or to place into reserves for expenditures, claims or contingencies with respect to such businesses.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(e).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Base Rate” shall mean for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%, and (iv) zero percent (0.00%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Lenders and the Issuing Bank may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Adjusted Term SOFR, respectively.
“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)
the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); and

(b)
the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(c)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(d)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(e)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(f)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” shall have the meaning set forth in the introductory paragraph hereof.
“Borrowing” shall mean each borrowing made pursuant to the terms of Section 2.3 hereto.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York are authorized or required by law to close.
“Capitalized Lease” shall mean, for any Person, each lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to the provisions in Section 1.3).
“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Cash Collateralize” shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of an Issuing Bank and the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Certificated Equipment” shall mean any equipment (including, but not limited to, vehicles) the ownership of which is evidenced by or under applicable Requirement of Law is required to be evidenced by, a certificate of title.
“Change in Control” ~~means~~shall mean the occurrence of any of the following: (x) prior to a Qualified IPO, (a) the Permitted Holders, on a collective basis, shall (i) cease to beneficially own and control, directly or indirectly, Capital Stock of the Borrower representing more than 50% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Capital Stock of the Borrower or (ii) cease to Control the Borrower, (b) the Borrower shall (i) cease to directly own and control 100% of the Capital Stock of any other Loan Party, or (ii) cease to Control any other Loan Party except, in each case, as a result of a transaction permitted under this Agreement or (c) the Existing Parent shall (i) cease to directly own and control 100% of the Capital Stock of the Borrower or (ii) cease to Control the Borrower; provided that a transaction in which the Borrower becomes a Subsidiary of another Person shall not constitute a Change in Control if (A) such Person is the New Parent, (B) immediately following such transaction, the New Parent directly owns 100% of the Capital Stock of the Borrower and Controls the Borrower and (C) the New Parent executes and delivers to the Administrative Agent a pledge agreement in the form of the Pledge Agreement immediately following such transaction; (y) after a Qualified IPO, any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, beneficially own and control, directly or indirectly, Capital Stock of the Borrower representing at least 30% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Capital Stock of the Borrower or (z) the occurrence of a “change of control”, or similar provision, under or with respect to the Term Credit Agreement or Indebtedness permitted under Section 7.1(o).
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee

on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.
“Closing Date Contribution” shall mean the acquisition by the Borrower of 100% of the Capital Stock of the EVX Entities from the EVX Parent Entities pursuant to the terms of the Closing Date Contribution Agreement and the other Closing Date Contribution Documents.
“Closing Date Contribution Agreement” shall mean that certain Contribution Agreement, dated as of June 8, 2022, by and among the Borrower, EVX Midstream Partners LLC and EVX Eagle Ford Holdings LLC.
“Closing Date Contribution Documents” shall mean, collectively, the Closing Date Contribution Agreement and each other material agreement, document or instrument executed and delivered in connection therewith.
“Closing Date Water Properties” shall mean all Real Estate of the Loan Parties owned as of the Closing Date that constitutes Water Properties.
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean (a) 100% of the Capital Stock of the Borrower and (b) all tangible and intangible property, real and personal, of any Loan Party (other than Excluded Assets) that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.
“Collateral Agency and Intercreditor Agreement” shall mean the Collateral Agency and Intercreditor Agreement dated as of the Amendment No. 2 Effective Date, among the Borrower, certain subsidiaries of the Borrower, the Administrative Agent, the Term Administrative Agent and Truist Bank, in its capacity as Collateral Agent under the Security Documents.
“Collateral Agent” shall mean Truist Bank, in its capacity as collateral agent under the Security Documents, or any successor collateral agent.
“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Pledge Agreement, the Collateral Agency and Intercreditor Agreement, any Real Estate Documents, the Control Account Agreements, the Perfection Certificate and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by the Parent or any Loan Party to the Administrative Agent and the Lenders in connection with granting or perfecting the Liens securing the Obligations or any Guarantee thereof.
“Commercial Operation Date” shall mean the date on which a Material Project is substantially complete and commercially operable.

“Commitment” shall mean a Revolving Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDA” shall mean, for the Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum of (without duplication) (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) tax expense based on income, profits, losses or capital determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) any reasonable fees and out-of-pocket cost and expenses in connection with any waivers, amendments or maintenance (or similar actions) of the Loans and the Loan Documents, in each case, not related to the closing of the Loan Documents on or in connection with the Closing Date, including administrative agency fees paid to the Administrative Agent, amendment, consent, waiver and similar fees paid to the Administrative Agent, the Lenders, and the reimbursement of costs, fees and expenses of the Administrative Agent, and the Lenders as required hereunder, (E) any reasonable fees, costs and expenses relating to the transactions contemplated hereunder or the consummation of any other transaction permitted under the Loan Documents (or any transaction proposed and not consummated), including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts, or the incurrence or repayment of indebtedness, audits or similar transactions, provided that the aggregate amount added back pursuant to this clause (E) shall not exceed $3,000,000 in any four (4) Fiscal Quarter period, (F) any reasonable fees, costs and expenses, including audit expenses, relating to the Qualified IPO, (G) the amount of any earn-out and other contingent consideration obligations in connection with any acquisition or other investment that are paid or accrued, (H) unrealized net losses in the fair market value of any Hedging Transaction, (I) to the extent actually received in cash by the Borrower or any other Loan Party (and attributable to and not exceeding such Loan Party’s proportionate share of equity earnings of such Person), equity earnings of any Unrestricted Subsidiaries or Joint Ventures, (J) unusual and non-recurring losses for such period, (K) all other non-cash loss, expense or charges and other non-operating expenses determined on a consolidated basis in accordance with GAAP, but excluding any non-cash loss, charge or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to accounts and inventory, in each case for such period, (L) the amount of any Permitted Tax Distributions made during such period, (M) (a) extraordinary losses and unusual or non-recurring costs, charges or expenses (including any unusual or non-recurring operating expenses attributable to the implementation of cost savings initiatives or any extraordinary losses and unusual or non-recurring charges or expenses attributable to legal and judgment settlements and costs and expenses in respect of contract acquisition costs and structured bonus payments in connection with contract acquisitions, synthetic joint ventures or otherwise), severance, relocations costs and curtailments or modifications to pension and post-retirement employee benefit plans and (b) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions and to closure or consolidation of facilities) and other related charges; provided that the aggregate amount of restructuring charges, accruals or reserves and other related charges added back pursuant to this clause (M), together with amounts of Material Project EBITDA Adjustments for such period shall not exceed 20% of Consolidated EBITDA for such period (calculated without giving effect to any such charges, accruals, reserves, cost savings, operating expense reductions and synergies); less (iii) to the extent included in determining Consolidated Net Income for such period, and without duplication, (A) unusual and non-recurring gains, (B) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition), (C) unrealized net gains in the fair market value of any Hedging Transaction, (D) the amount of any gains on sales or dispositions of assets outside the ordinary course of business and (E) proceeds of or other income received from any Excluded Contribution Assets. Consolidated EBITDA shall be calculated for each period, on a Pro Forma Basis, after giving effect to, without duplication, any Asset Acquisition or Asset Disposition occurring during such period commencing on the first day of such period to and including the date of such transaction (the “Reference Period”) as if such Asset Acquisition or Asset Disposition occurred on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, Consolidated EBITDA generated or to be generated by such acquired or divested property or Person shall be determined in good faith by the Borrower based on reasonable assumptions; provided, however, that (A) such Pro Forma calculations shall also be reasonably acceptable to the Administrative Agent and (B) no such Pro Forma adjustments shall be allowed unless the Administrative Agent shall have promptly received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such Pro Forma adjustments. For purposes of calculating the Leverage Ratio and the Interest Coverage Ratio, Consolidated EBITDA (i) shall be increased by the amount of any Material Project EBITDA Adjustments in respect of any Material Project of the Loan Parties applicable to the previous four-Fiscal Quarter period and (ii) shall be Annualized for the ~~first three full Fiscal Quarters following the Closing Date~~periods set forth in the definition thereof. Notwithstanding the foregoing, any one-time adjustment to Consolidated EBITDA under clause (M) in excess of $1,000,000 attributable to a single event (or series of related events) shall require the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).
“Consolidated Interest Expense” shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the total cash interest expense, including, without limitation, the interest component of any payments in respect of Attributable Indebtedness, capitalized or expensed during such period (whether or not actually paid during such period) net of cash interest income (it being understood and agreed that underwriting fees, structuring fees, arrangement fees, upfront fees, fronting fees, other fees similar to the foregoing shall not be included in the calculation of Consolidated Interest Expense). For purposes of calculating the Leverage Ratio and the Interest Coverage Ratio, Consolidated Interest Expense shall be Annualized for the first three full Fiscal Quarters following the Closing Date.

“Consolidated Net Funded Debt” shall mean, as of any date, all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clauses (i), (ii), (iii) (excluding earnout obligations classified as a contingent liability for GAAP), (iv), (v) and (ix), subclause (x) of clause (vi) (and, to the extent applicable to each of the foregoing, clause (vii)) of the definition thereof measured on a consolidated basis as of such date net of up to $15,000,000 of Unrestricted Cash that is held in a Controlled Account.
“Consolidated Net Income” shall mean, for the Borrower and its Restricted Subsidiaries for any period, the net income (or loss) of the Borrower and the other Loan Parties for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), and (iii) any Capital Stock of the Borrower or any Restricted Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Restricted Subsidiary, except for dividends or similar distributions actually paid in cash during such period by such Person to any Loan Party to the extent of such Loan Party’s equity in earnings of such Person during such period. For the avoidance of doubt, Consolidated Net Income shall not include (x) any net income attributable to Unrestricted Subsidiaries or Joint Ventures, except for dividends or similar distributions actually paid in cash as contemplated by the foregoing clause (iii) or (y) net income of a Restricted Subsidiary that is not a Wholly-Owned Subsidiary that is attributable to the ownership interests of a non-Loan Party.
“Consolidated Net Tangible Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Borrower is available as of that date, minus all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of the Borrower and its Restricted Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, Consolidated Net Tangible Assets shall not include any assets attributable to Unrestricted Subsidiaries or Joint Ventures or which constitute Excluded Contribution Assets.
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.
“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Controlled Account” shall have the meaning set forth in Section 5.11.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors,

moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deeds” shall have the meaning assigned to such term in Section 4.11.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.11(b).
“Defaulting Lender” shall mean, subject to Section 2.24(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower, or, to the extent the Issuing Bank has LC Exposure at such time, the Issuing Bank, to confirm in writing to the Administrative Agent, the Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Bank or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (1) an Undisclosed Administration or (2) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.
“Disposal Permits” shall mean the permits and authorizations issued by any Governmental Authority whose approval is required in order to authorize the disposal of Oil and Gas Waste into a Disposal Well.
“Disposal Wells” shall mean all disposal wells that are authorized to accept Oil and Gas Waste in accordance with the terms of the applicable Disposal Permits, including all wellhead tubulars, water tanks, oil tanks, stock tanks, packers, dog houses, gun barrels, frac tanks, freshwater tanks, fiberglass tanks, pumps, plungers, electric motors, tubing, filter pots, sump pumps, filter housings, galvanized stairways and walkways, crank shafts and skids and related equipment associated therewith or used in the operation thereof.
“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or may be mandatorily redeemed for any consideration other than other Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the replacement or collateralization of all outstanding Letters of Credit), or is convertible or exchangeable for Indebtedness or may be mandatorily redeemed for any consideration other than other Qualified Capital Stock at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the earlier of (a) the Revolving Commitment Termination Date and (b) the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the replacement or collateralization of all outstanding Letters of Credit.
“Disqualified Institution” shall mean on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Closing Date and (b) any competitor of the Borrower or any of its Subsidiaries that is in the same or a similar line of business, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent not less than 30 days prior to such date; provided that (i) “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and (ii) the Borrower may not designate any Person as a “Disqualified Institution” upon the occurrence and during the continuance of a Default or an Event of Default. For the avoidance of doubt, no designation of any additional Disqualified Institution after the Closing Date shall be applied retroactively.
“DK Boyd Acquisition” shall mean (i) the acquisition of Water Property (as defined in the DK Boyd Acquisition Agreement) pursuant to the DK Boyd Acquisition Agreement and (ii) the assignment of the Assigned Water Property (as defined in the DK Boyd Assignment) by DBR Land LLC to WaterBridge Stateline LLC.
“DK Boyd Acquisition Agreement” shall mean that certain Purchase and Sale Contract, executed on February 1, 2024, by and among DBR Land LLC, D. K. Boyd and D.K. Boyd Oil and Gas Co., Inc., as amended by that certain Amendment to Purchase Contract, dated May 9, 2024.
“DK Boyd Assignment” shall mean that certain Partial Assignment & Assumption Agreement, dated effective as of May 9, 2024 at 12.01 a.m. Central Time, entered into by and between DBR Land LLC and WaterBridge Stateline LLC.
“Dollar(s)” and the sign “$” shall mean the lawful money of the United States.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member

Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Engagement Letter” shall mean that certain engagement letter, dated as of May 20, 2022, executed by Truist Securities, Inc. and accepted and agreed by the Borrower.
“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” shall mean any permit (including Disposal Permits), registration, license, notice, approval (including approval of any spill or response plan), consent, exemption, variance or other authorization required pursuant to applicable Environmental Laws.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the

Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.
“Erroneous Payment” shall have the meaning set forth in Section 9.15(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 9.15(d).
“Erroneous Payment Impacted Class” shall have the meaning set forth in Section 9.15(d).
“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 9.15(d).
“Erroneous Payment Subrogation Rights” shall have the meaning set forth in Section 9.15(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 8.1.
“EVX Eagle Ford Facility” shall mean the Credit Agreement dated as of August 29, 2019, by and among EVX Eagle Ford Partners, LLC, as borrower, the guarantors party .thereto, certain financial institutions party thereto as lenders, Cadence Bank (f/k/a Cadence Bank, N.A.) as administrative agent and LC issuer, as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date.

“EVX Entities” shall mean, collectively, (a) EVX South Texas SWD, LLC, a Texas limited liability company, (b) EVX South Texas Crude, LLC, a Texas limited liability company and (c) EVX Eagle Ford Partners, LLC, a Delaware limited liability company.
“EVX Midstream Facility” shall mean the Credit Agreement dated as of June 22, 2018, by and among EVX Midstream Partners LLC, as borrower, the guarantors party thereto, certain financial institutions party thereto as lenders, Cadence Bank (f/k/a Cadence Bank, N.A.) as administrative agent and LC issuer, as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date.
“EVX Parent Entities” shall mean, collectively, (a) EVX Midstream Partners LLC, a Delaware limited liability company and (b) EVX Midstream Partners II LLC, a Delaware limited liability company.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.
“Excluded Accounts” shall mean (i) segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, (ii) commodities accounts and securities accounts containing cash or other property with an aggregate value of less than $2,000,000, (iii) deposit accounts containing cash or other property with an aggregate value of less than $1,000,000, (iv) deposit accounts which are used solely as an escrow account or as a fiduciary or trust account that is contractually obligated to be segregated from the other assets of the Loan Parties, in each case, for the benefit of unaffiliated third parties, (v) operator suspense accounts to the extent the deposits therein are amounts owing to royalty and working interest owners and (vi) zero-balance accounts and cash collateral accounts subject to Liens that are Permitted Encumbrances under clauses (iii), (iv) or (xv) under the definition thereof.
“Excluded Assets” shall mean (i) Excluded Contracts, (ii) commercial tort claims where the amount of damages expected to be claimed is less than $1,000,000 in the aggregate, (iii) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent-to-use” application under federal law; provided, however, to the extent that such applicable Requirement of Law is no longer in effect, then such trademark application shall cease to be an “Excluded Asset” and shall automatically be subject to the Lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”, (iv) Capital Stock of Unrestricted Subsidiaries, (v) Capital Stock of Joint Ventures, solely to the extent not permitted to be pledged by the terms of such Joint Venture’s constitutional or joint venture documents; provided, however, that (x) such limitation or prohibition was not included in such constitutional or joint venture documents for the purpose of classifying such Joint Venture’s Capital Stock as an Excluded Asset under this Agreement and (y) to the extent any such prohibition or limitation is removed or the applicable Person has obtained any required consents to eliminate or waive any such restrictions, such Capital Stock shall cease to be Excluded Assets, and (vi) any “building” (as defined in the applicable Flood Insurance Regulation) other than a Material Building or “manufactured (mobile) home” (as defined in the applicable Flood Insurance Regulation) located on Real Estate; provided further, that any proceeds received by any Loan Party from the sale, transfer or other disposition of Excluded Assets shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Assets.
“Excluded Contract” shall mean any contract (and any contract rights arising thereunder) to which any of the Loan Parties is a party on the date hereof or which is entered into by any Loan Party after the date hereof which complies with Section 5.12 (and the provisions of which are not agreed to by a Loan Party for the purposes of excluding such contract from the Lien granted under the Guaranty and Security Agreement), in any case to the extent (but only to the extent) that a Loan Party is prohibited from granting a security interest in, pledge of, or charge, mortgage or other Lien upon any such property by reason of (a) a negative pledge, anti-assignment provision or other contractual restriction in existence on the date hereof or, as to contracts entered into after the date hereof, in existence in compliance with Section 5.12 (and the provisions of which are not agreed to by a Loan Party for the purposes of excluding such contract from the Lien granted hereunder), or (b) applicable Requirement of Law to which such Loan Party or such property is subject; provided, however, to the extent that (i) either of the prohibitions discussed in clause (a) or (b) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9- 408 or 9-409 of the UCC or under any other Requirement of Law or is otherwise no longer in effect or enforceable, or (ii) the applicable Loan Party has obtained the consent of the other parties to such Excluded Contract to the creation of a Lien on and security interest in, such Excluded Contract, then such contract (and any contract rights arising thereunder) shall cease to be an “Excluded Contract” and shall automatically be subject to the Lien and security interests granted by and the terms and provisions of the Guaranty and Security Agreement as “Collateral”; provided further, that any proceeds received by any Loan Party from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Assets.
“Excluded Contribution Assets” ~~means~~shall mean any asset (including cash and capital contributions consisting of cash) that is used or useful in, or Capital Stock of any Person engaged in, the business of the Loan Parties, in each case, received by the Borrower since the Closing Date from (i) the issuance or sale of its Qualified Capital Stock (or the Qualified Capital Stock of any direct or indirect parent of the Borrower to the extent contributed as common equity to the Borrower) and/or (ii) contributions to its common equity, in each case, only to the extent (x) such asset or Capital Stock is subsequently contributed to an Unrestricted Subsidiary or a Joint Venture in accordance with the terms hereof and (y) such asset or Capital Stock is designated as Excluded Contribution Assets, together with the Unrestricted Subsidiary or Joint Venture to receive such asset or Capital Stock, in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, in each case, within thirty (30) days after the date such capital contributions are made or the date such Qualified Capital Stock are sold, as the case may be; provided that, (a) no proceeds of any Specified Equity Contribution shall constitute Excluded Contribution Assets and (b) any assets shall cease to Excluded Contribution Assets if such assets are no longer permitted to be invested pursuant to Section 7.4(o).
“Excluded Perfection Collateral” shall mean collectively (a) Excluded Accounts, (b) letter of credit rights to the extent a security interest therein cannot be perfected by the filing of a financing statement under the UCC and the amount thereof is less than $250,000 in the aggregate, (c) Certificated Equipment, (d) intellectual property with a fair market value less than $1,000,000 in the aggregate to the extent a security interest therein cannot be perfected by the filing of a financing statement under the UCC, and (e) any other property with respect to which the Administrative Agent has determined, in its reasonable discretion that the cost of perfecting a security interest in such property outweighs the benefit of the Lien afforded thereby.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Lenders” shall mean (i) Cadence Bank (f/k/a Cadence Bank, N.A.), as administrative agent and LC issuer under the EVX Eagle Ford Facility and the other financial institutions party to the EVX Eagle Ford Facility as lenders, and (ii) Cadence Bank (f/k/a Cadence Bank, N.A.), as administrative agent and LC issuer under the EVX Midstream Facility and the other financial institutions party to the EVX Midstream Facility as lenders.
“Existing Parent” shall mean NDB Holdings LLC, a Delaware limited liability company.
“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale or other disposition of such asset at such date of determination assuming a sale or other disposition by a willing seller or transferor to a willing purchaser or transferee dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement, the Federal Funds Rate shall not be less than zero percent (0%).
“FEMA” shall mean the Federal Emergency Management Agency, a component of the United States Department of Homeland Security that administers the National Flood Insurance Program, or any of its successors.
“FERC” shall mean the Federal Energy Regulatory Commission or any of its successors.
“Financial Officer Certification” shall mean, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, chief accounting officer, controller, vice president of finance, or treasurer of the Borrower (or any other officer of the Borrower acceptable to the Administrative Agent) that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from the absence of footnotes.
“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.
“Fiscal Year” shall mean any fiscal year of the Borrower.
“Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Foreign Lender” shall mean (a) if the Borrower (or, if the Borrower is an entity disregarded as separate from its owner, such owner) is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower (or, if the Borrower is an entity disregarded as separate from its owner, such owner) is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.
“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” shall mean each of the Restricted Subsidiaries, other than any Immaterial Subsidiary, and, solely with respect to Hedging Obligations of any Restricted Subsidiary with Lender-Related Hedge Providers, the Borrower.
“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the date hereof, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).
“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” ~~means~~shall mean, on any date, any Restricted Subsidiary of the Borrower which, as of the last day of the most recently ended period of four (4) consecutive fiscal quarters ending on such date (a) contributed less than 2.5% of Consolidated EBITDA as calculated for such period or (b) contributed less than 2.5% of Consolidated Net Tangible Assets as calculated for such date; provided that, as of the last day of such period, (i) the combined Consolidated EBITDA attributable to all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated EBITDA for such period and (ii) the portion of Consolidated Net Tangible Assets attributable to all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Net Tangible Assets as of such date, in each case, as determined in accordance with GAAP (each of Consolidated EBITDA and Consolidated Net Tangible Assets to be determined after eliminating intercompany obligations); provided, further, that no Restricted Subsidiary shall be an Immaterial Subsidiary if such Restricted Subsidiary(x) owns or operates any Water Properties or Water Systems (y) is the owner of any Capital Stock in a Restricted Subsidiary which owns or operates any Water Properties or Water Systems or (z) is a counterparty to any joint operating agreement in respect of any Water Properties or Water Systems or any other material agreement pertaining to the operation or ownership of any Water Properties or Water Systems.
“Increasing Lender” shall have the meaning set forth in Section 2.21.
“Incremental Commitment” shall have the meaning set forth in Section 2.21.
“Incremental Commitment Amount” shall have the meaning set forth in Section 2.21.
“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding, for avoidance of doubt, surety bonds, performance bonds and similar instruments), (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures),

(iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Attributable Indebtedness of such Person, (vi) all obligations, contingent or otherwise, of such Person under or in respect of (x) letters of credit, bankers’ acceptances, demand guarantees and similar independent undertakings or (y) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, with respect to Disqualified Capital Stock, and (x) all net Hedging Obligations. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, or any Unrestricted Subsidiary of such Person, unless such Indebtedness is expressly made non-recourse to such Person. Net Hedging Obligations for any Hedging Transaction on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (viii) above that is expressly made nonrecourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Interest Coverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement to (ii) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.
“Interest Period” shall mean with respect to any SOFR Borrowing, a period of one (1), three (3) or six (6) months (in each case, subject to the availability thereof); provided that:
(iii)
the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(iv)
if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;
(v)
any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(vi)
no Interest Period may extend beyond the Revolving Commitment Termination Date; and

(vii)
no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation.
“Investments” shall have the meaning set forth in Section 7.4.
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Bank” shall mean Truist Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.20, or such other Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.20; provided that such Lender has agreed to be an Issuing Bank. Any Issuing Bank may, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Joint Venture” shall mean any joint venture organized as corporation, partnership, limited liability company, association or other corporate entity of any Loan Party (other than a Subsidiary), in each case, to the extent formed or acquired (x) in a manner not otherwise prohibited by Section 7.3 and (y) utilizing amounts permitted to be invested pursuant to Section 7.4(e).
“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.
“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Documents” shall mean, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable Issuing Bank and relating to such Letter of Credit, but excluding such Letter of Credit.
“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of the existence of such Hedging Transaction (it being understood that one notice with respect to a specified ISDA Master Agreement shall be sufficient to provide notice in respect of all Hedging Transactions thereunder, without the need for separate notices for each individual Hedging Transaction thereunder). In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.
“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.21 but does not include the Administrative Agent or the Issuing Bank in their respective capacities as the Administrative Agent or as an Issuing Bank.
“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.20 by the Issuing Bank for the account of the Borrower or a Subsidiary pursuant to the LC Commitment. Letters of Credit shall be available by sight payment and not by deferred payment, acceptance or negotiation. For the avoidance of doubt, the term Letter of Credit shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of an Issuing Bank) that is supported by a Letter of Credit issued by any Issuing Bank hereunder pursuant to a back-stop or counter-standby structure.
“Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Net Funded Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date unless Annualized in accordance with the definition thereof.
“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capitalized Lease having the same economic effect as any of the foregoing).
“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Engagement Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings either executed on the Closing Date or executed after the Closing Date and designated as a “Loan Document”, in each case, by the Parent or a Loan Party in connection with any of the foregoing, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement.
“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.
“Loans” shall mean all Revolving Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.21.
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, financial condition, operations, liabilities (contingent or otherwise) or properties of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Parent and the Loan Parties (taken as a whole) to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
“Material Agreements” shall mean (i) the Closing Date Contribution Documents, (ii) any water management services agreement or similar water services or transportation agreement pursuant to which any Loan Party or any of its Restricted Subsidiaries expects to receive revenue in any twelve month period of $10,000,000 or more, (iii) the Amended & Restated Services Agreement and (iv) any contract or other arrangement to which a Loan Party is a party as to which a breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.
“Material Building” shall mean any “building” (as defined in the applicable Flood Insurance Regulations) of any Loan Party (i) that is acquired after the Closing Date and (ii) for which the fair market value of exceeds $5,000,000 (determined on an individual basis).
“Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit) of the Borrower or any of its Restricted Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.
“Material Project” shall mean any capital construction or expansion project (or series of related capital or expansion projects) of the Borrower or any Loan Party, the aggregate capital cost of which exceeds, or is reasonably expected by the Borrower to exceed, $10,000,000.
“Material Project EBITDA Adjustments” shall mean, with respect to each Material Project of the Borrower or a Loan Party:
(A) prior to the Commercial Operation Date of a Material Project (and including the Fiscal Quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount determined by the Borrower (and approved by the Administrative Agent) as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date and other factors deemed appropriate by the Administrative Agent) which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Fiscal Quarter in which construction or expansion of such Material Project commences and for each Fiscal Quarter thereafter until the Commercial Operation Date of such Material Project (including the Fiscal Quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%;
(B) beginning with the first full Fiscal Quarter following the Commercial Operation Date of such Material Project and for the two immediately succeeding Fiscal Quarters, an amount to be approved by the Administrative Agent equal to the projected Consolidated EBITDA attributable to such Material Project for the first full four-Fiscal Quarter period following such Commercial Operation Date, which may be added to actual Consolidated EBITDA for such applicable four-Fiscal Quarter period (but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date).
Notwithstanding the foregoing:
(viii)
no such additions shall be allowed with respect to any Material Project unless:
(a)
not later than 20 days (or such shorter time period as may be agreed by the Administrative Agent) prior to the delivery of a certificate required by the terms and provisions of Section 5.1(d) if Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Article VI, the Borrower shall have delivered to the Administrative Agent a proposed determination of Material Project EBITDA Adjustments setting forth (i) the scheduled Commercial Operation Date for such Material Project and (ii) projections of Consolidated EBITDA attributable to such Material Project, along with a reasonably detailed explanation of the basis therefor, and
(b)
prior to the date such compliance certificate is required to be delivered, the Administrative Agent shall have approved such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and
(ix)
the aggregate amount of all Material Project EBITDA Adjustments during any period (when aggregated with adjustments pursuant to clause (M) of the definition of Consolidated EBITDA) shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the previous four-Fiscal Quarter period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).
“Material Real Estate” shall mean (i) Material Buildings and (ii) any land or acreage owned in fee simple with a fair market value exceeding $5,000,000 (determined on an individual basis).
“Material Water Properties” means (i) Closing Date Water Properties and (ii) After-Acquired Water Properties that, when taken together with the Closing Date Water Properties, are responsible for at least 95% of the revenues generated from all Water Properties owned or otherwise held by the Loan Parties, as reasonably determined by the Borrower on the relevant date of the determination to the reasonable satisfaction of the Administrative Agent.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgages” shall mean, collectively, each mortgage, deed of trust, trust deed, security deed, debenture, deed of immovable hypothec, deed to secure debt or other real estate security documents delivered by any Loan Party to the Administrative Agent from time to time, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Restricted Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any of its Restricted Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
“New Parent” shall mean (i) a Subsidiary of Existing Parent or (ii) a Subsidiary of the entity described in the immediately preceding clause (i), in each case, created to directly hold the Capital Stock of the Borrower.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with Section 2.23 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Recourse Debt” ~~means~~shall mean any Indebtedness of any Unrestricted Subsidiary in respect of which the holder or holders thereof have no recourse (including by way of guaranty, support, security or indemnity) to the Parent, the Borrower or any Restricted Subsidiary or to any of their property (other than in respect of the Capital Stock of such Unrestricted Subsidiary and as otherwise permitted by Article VII), whether for principal, interest, fees, expenses or otherwise.
“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Notice of Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.5(b).
“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender or the Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Commitment, Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, sums advanced to third parties for the maintenance, insurance, operations or safe-keeping of any Collateral or any Collateral (as defined in the Pledge Agreement) or to create, perfect, continue or protect any Collateral or any Collateral (as defined in the Pledge Agreement) or any security interest of the Secured Parties therein, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Waste” shall mean all waste disposed of in Disposal Wells, including waste arising out of or incidental to drilling for or producing of oil, gas, or geothermal resources, waste arising out of or incidental to the underground storage of Hydrocarbons other than storage in artificial tanks or containers, or waste arising out of or incidental to the operation of gasoline plants, natural gas processing plants, or pressure maintenance or repressurizing plants. The term Oil and Gas Waste includes but is not limited to non-hazardous water, produced water, salt water, brine, oil and gas field fluids, oil and gas wastes in liquid form, sludge, drilling mud, and other liquid or semi-liquid waste material and any combination or mixture thereof.
“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Parent” shall mean (a) the Existing Parent or (b) the New Parent.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning set forth in Section 10.4(d).
“Participant Register” shall have the meaning set forth in Section 10.4(d).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been or shall hereafter be, renewed, extended, amended or replaced, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower, the Lenders and the Issuing Bank.
“Payment Recipient” shall have the meaning assigned to such term in Section 9.15(a).
“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Perfection Certificate” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Permitted Acquisition” shall mean any purchase or acquisition of one or more Person(s) or assets in the same or a generally related line of business as the Borrower if, as a result of such Investment:
(x)
(A) the Borrower and its Restricted Subsidiaries maintain compliance with Section 7.14 and (B) (x) such Person becomes a Restricted Subsidiary, (y) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets and property to, or is liquidated into, the Borrower or a Restricted Subsidiary and/or (z) such assets and property are acquired by the Borrower and its Restricted Subsidiaries;
(xi)
no Event of Default has occurred and is continuing immediately after giving pro forma effect to such purchase or acquisition and the incurrence of Indebtedness and any other related transactions; and
(xii)
to the extent applicable, Section 5.12 and Section 5.14 shall be complied with respect to any such newly acquired Restricted Subsidiary and assets and property.
For the avoidance of doubt, the DK Boyd Acquisition shall be deemed a Permitted Acquisition for purposes of this Agreement.
“Permitted Encumbrances” shall mean:

(xiii)
Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(xiv)
statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(xv)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and pledges and deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;
(xvi)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(xvii)
judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(xviii)
customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Restricted Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
(xix)
easements, zoning restrictions, rights-of-way, land use requirements, rights and interests of owners or lessees of a mineral estate to use the related surface estate, and similar encumbrances on Real Estate imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole;
(xx)
(i) any interest or title of a lessor or sub-lessor under any lease entered into by the Borrower or any other Loan Party as lessee covering only the assets so leased and (ii) with respect to the Borrower’s or any other Loan Party’s Rights of Way and leases of Real Estate, Liens securing Indebtedness of the owner(s) or master tenant(s) of the underlying Real Estate that is non-recourse with respect to the Borrower and its Restricted Subsidiaries; provided that in the case of (i) and (ii), such Liens do not secure Indebtedness for borrowed money of the Borrower or any other Loan Party and do not encumber property of the Borrower or any other Loan Party other than the property that is the subject of such leases and items located thereon;

(xxi)
licenses of intellectual property granted in the ordinary course of business, none of which, in the aggregate, materially detract from the value of the relevant assets of the Borrower or its Restricted Subsidiaries or materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole;
(xxii)
Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;
(xxiii)
Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(xxiv)
Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower or any Restricted Subsidiary;
(xxv)
Liens in connection with subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements in connection with the use of Real Estate, in each case, entered into in the ordinary course that do not materially detract from the value of the Real Estate or materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole;
(xxvi)
Liens restricting or prohibiting access to or from lands abutting controlled access highways or covenants affecting the use to which lands may be put;
(xxvii)
Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of the Borrower or any Restricted Subsidiary under any Environmental Law to which any assets of such Person are subject in the ordinary course of business, to the extent not otherwise giving rise to an Event of Default hereunder;
(xxviii)
Liens consisting of minor irregularities in title, boundaries, or other minor survey defects, easements, restrictions, servitudes, exceptions, zoning restrictions, rights-of-way, conditions, covenants, or immaterial royalty rights of others, in each case in the ordinary course of business consistent with past practice, in any property of the Borrower or the Restricted Subsidiaries, or rights of eminent domain (including those for streets, roads, bridges, pipes, pipelines, natural gas gathering systems, processing facilities, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, air rights, water rights, rights of others with respect to navigable waters, sewage and drainage rights) that exist as of the Closing Date or at the time the affected property is acquired, or are granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and other similar customary charges or encumbrances which do not secure the payment of Indebtedness and otherwise do not materially interfere with the occupation, use and enjoyment by the Borrower or any Restricted Subsidiary of any Real Estate in the normal course of business or materially impair the value thereof;
(xxix)
contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided, that any such Lien referred to in this clause does not materially impair (i) the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary, or (ii) the value of such property subject thereto; provided, further, that any Liens arising under the WBR-NDB JOA remain expressly subordinated to the Liens granted under the Loan Documents in the manner contemplated by Section 13(g) of the WBR-NDB JOA and Section 3(H) of any Recording Supplement (as defined in the WBR-NDB JOA);
(xxx)
Liens upon specific items of inventory or other goods (other than rigs) and proceeds of the Borrower or any of its Restricted Subsidiaries securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (other than rigs); and
(xxxi)
licenses granted in the ordinary course of business and leases of property of the Loan Parties that are not material to the business and operations of the Loan Parties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Holder” shall mean, collectively: (a) Sponsor and (b)(i) any family members, heirs or descendants of any such individual, (ii) the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors and (iii) any trust or other Person established for estate planning purpose that are controlled by, and established for the sole benefit of, any of the foregoing.
“Permitted Investments” shall mean:
(xxxii)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(xxxiii)
commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;
(xxxiv)
certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(xxxv)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(xxxvi)
mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.
“Permitted Refinancing” ~~means~~shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (xxxvii) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest, premium and penalties thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (xxxviii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.1(b) and such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, ~~and~~ (xxxix) at the time of incurrence thereof, no Event of Default shall have occurred and be continuing~~.~~ and (iv) with respect to a Permitted Refinancing of the Term Obligations, (x) there cannot be an obligor in respect of such Permitted Refinancing unless such Person is a Loan Party, (y) such refinancing, renewal, or extension shall be (a) unsecured or (b)(1) otherwise secured only by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to the Administrative Agent or the Secured Parties, (2) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended, and (3) such refinancing, renewal or extension shall be secured only to the extent permitted by this Agreement and the Collateral Agency and Intercreditor Agreement and shall otherwise be (and the holders thereof and any collateral agent for the holders thereof shall be) subject in all respects to the Collateral Agency and Intercreditor Agreement.
“Permitted Tax Distributions” shall mean tax distributions by a Loan Party (so long as such Loan Party is treated as a pass-through or disregarded entity) to its members (“Tax Distributions”) (i) on a quarterly basis, pro rata in proportion to their respective percentage interests in such Loan Party (except as otherwise required below), so long as the aggregate amount of such Tax Distributions does not exceed, quarterly, an amount equal to such Loan Party’s good faith estimate of the Applicable Tax (as hereinafter defined) with respect to such taxable year, less the amount paid, if any, with respect to prior quarters of such taxable year; and (ii) on an annual basis after the end of such Loan Party’s taxable year, to the extent necessary so that the sum of the amounts so distributed under this clause (ii) and the amounts distributed under clause (i) above equals the minimum aggregate amount (the “Applicable Tax”) that must be distributed to provide each member with an amount that equals the product of (1) the sum of all items of taxable income or gain allocated to such member by the Loan Party for such taxable year less all items of deduction, loss and the loss equivalent of tax credits allocated to such member (or, to the extent applicable, its predecessors in interest) for such taxable year and all prior taxable years to the extent not previously offset by taxable income or gain allocated to such member (or, to the extent applicable, its predecessors in interest), taking into account, for the avoidance of doubt, any special basis adjustments under Section 743(b) of the Code and (2) the highest combined effective U.S. federal, state and local marginal rate of tax on income taxed as ordinary income or long-term capital gains, as the case may be, that is applicable to such member (taking into account any limitations on, or the availability of, any deduction for state or local taxes and any other deduction, as well as the character of the income or gain); provided that (x) if the amount distributed to the members of such Loan Party pursuant to clause (i) for the taxable year exceeds the Applicable Tax for such taxable year (including where the amounts included in taxable income of such Loan Party for such taxable year are decreased as a result of an audit, amended return or otherwise), then such excess shall be credited against the next Tax Distributions permitted to be made with respect to subsequent taxable years and (y) if the amount distributed to the members of such Loan Party pursuant to clauses (i) and (ii) for the taxable year is less than the Applicable Tax for such taxable year (including where the amounts included in taxable income of such Loan Party for such taxable year are increased as a result of an audit, amended return or otherwise), then, without duplication of amounts previously distributed, the next Tax Distributions permitted to be made with respect to subsequent taxable years shall be increased by an amount equal to such deficiency.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” shall mean the Pledge Agreement, dated as of the date hereof, made by the Parent in favor of the Administrative Agent for the benefit of the Secured Parties.
“Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in an Asset Acquisition or pursuant to clause (b) of the definition of “Asset Acquisition,” the inclusion as “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset as if such Asset Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP and, in respect of SWD Contracts referred to in clause (b) of the definition of “Asset Acquisition,” based on historical volumes and pro forma rate structure, and (ii) with respect to any Asset Disposition, the exclusion from “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP. “Pro Forma” shall have a correlative meaning.
“Pro Rata Share” shall mean with respect to all Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).
“Processing Plants” shall mean the Water Properties of the Loan Parties comprised of any processing or treatment plants or other similar facilities, and any terminals, tankage and loading racks, in each case that are owned or leased from time to time by any Loan Party and used in the business of such Loan Party.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Offering” shall mean an initial underwritten public offering of the common Capital Stock of the Parent (including an existing or proposed New Parent) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or any successor form).
“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.
“Qualified IPO” shall mean the issuance by the Parent (including an existing or proposed New Parent or direct or indirect parent company thereof) of common Capital Stock pursuant to a Public Offering.
“Real Estate” shall mean all real property owned or leased by the Borrower and its Restricted Subsidiaries.
“Real Estate Documents” shall mean, collectively, Mortgages covering all Real Estate (other than Excluded Assets) owned or leased by the Loan Parties, duly executed by each applicable Loan Party, together with (i) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such Real Estate in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law), (ii) upon request by the Administrative Agent, an opinion of counsel in each state in which such Real Estate is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent, (iii) in each case to the extent received or obtained by a Loan Party in connection with the acquisition of Real Estate, Phase I Environmental Site Assessment Reports (the “Phase I ESAs”), consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05 on all of such Real Estate and related assets, and such other environmental review and audit reports, and (iv) with respect to Material Buildings, upon the reasonable request of the Administrative Agent, fully paid loan policies of title insurance (or marked-up title insurance commitments having the effect of loan policies of title insurance) on such Material Buildings naming the Administrative Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”), issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent, in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of such Real Estate covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.2, each of which shall to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Administrative Agent, contain a “tie-in” or “cluster” endorsement, if available, and applicable, under applicable law (i.e., endorsements which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount in the aggregate amount of all title insurance policies able to be included in such endorsement), and have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, last dollar to the extent not covered by the standard title policy jacket, survey, zoning, contiguity, doing business, direct or indirect access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates; provided, however, that in lieu of a zoning endorsement the Administrative Agent may accept a zoning compliance letter from the applicable jurisdiction, and either a new ALTA survey or such existing surveys or maps that are, together with no change affidavits, sufficient for the title company to amend the standard survey exception in the Mortgage Policies to read only “shortages in the area” for Mortgage Policies issued in the State of Texas or to remove the general survey exceptions in other Mortgage Policies, and issue the endorsements required in above in this subclause (iv) to the extent available and (v) with respect to Material Buildings or After-Acquired Water Properties, if reasonably requested by the Administrative Agent, any existing title reports, abstracts, surveys, appraisals, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries.
“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer, chief accounting officer, controller, vice president of finance, or treasurer of the Borrower and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, chief accounting officer, controller, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.
“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or any management or similar fee (excluding, for the avoidance of doubt, payments in respect of customary general and administrative services (including ordinary course salaries and wages constituting general and administrative expenses under GAAP to the extent the amounts thereof are determined in good faith by the Borrower) of a type described in and incurred pursuant to the terms of the Amended & Restated Services Agreement).
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolving Commitment” shall mean, with respect to each Lender on any date, the commitment of such Lender on such date to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.21, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.
“Revolving Commitment Termination Date” shall mean the earliest of (i) June 8, ~~2026~~2027, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.6 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and LC Exposure.

“Revolving Loan” shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a SOFR Loan.
“Rights of Way” shall have the meaning assigned to such term in Section 4.11.
“S&P” shall mean Standard and Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale/Leaseback Transaction” shall have the meaning set forth in Section 7.9.
“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria.
“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment Date Transactions” shall mean, collectively, (i) the funding of the loans under the Term Credit Agreement and the execution and delivery of the Term Credit Documents on the Amendment No. 2 Effective Date, (ii) the execution and delivery of the Amendment No. 2 and the Collateral Agency and Intercreditor Agreement on the Amendment No. 2 Effective Date, (iii) the consummation of the DK Boyd Acquisition, in accordance with the terms of the DK Boyd Acquisition Agreement and the DK Boyd Assignment, in each case without giving effect to any amendments, restatements, modifications or supplements thereto that may be adverse to the Lenders, (iv) the repayment of certain Revolving Loans and all Obligations in respect thereof to Departing Lenders (as defined in the Amendment No. 2) as set forth in Amendment No. 2 and (v) the payment of fees and expenses required to be paid in connection therewith on the Amendment No. 2 Date.
“Secured Parties” shall mean the Administrative Agent (including in its capacity as Collateral Agent), the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.
“Security Documents” means each of the Collateral Documents, each of the Term Security Documents, and each of the other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Parent or any Loan Party creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon any asset of Parent or any Loan Party constituting or required hereby to constitute Collateral in favor of Collateral Agent, as contemplated by the Collateral Agency and Intercreditor Agreement.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.
“Special Flood Hazard Area” shall mean an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“Sponsor” means Five Point Energy Fund I, LP, Five Point Energy Fund II, LP, Five Point Energy Fund III, LP, any of their respective Affiliates, and any fund or other Person managed or controlled directly or indirectly by Five Point Energy LLC or any of its Affiliates (other than portfolio companies).
“State Pipeline Regulatory Agencies” shall mean, collectively, Texas Railroad Commission, New Mexico Public Regulation Commission, the New Mexico Oil Conservation Division, any similar Governmental Authorities in other jurisdictions, and any successor Governmental Authorities of any of the foregoing.
“Stateline” means WaterBridge Stateline LLC, a Delaware limited liability company.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower; provided that, in no case shall a Joint Venture be deemed to be a Subsidiary of the Borrower or any other Loan Party for purposes of this Agreement or any other Loan Document.
“Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Guaranty and Security Agreement.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“SWD Contracts” shall mean all contracts and agreements now in effect or hereafter entered into for the sale, purchase, marketing, exchange, processing, treating, compressing, handling, storing, transporting, transmitting, disposing, injecting, or gathering of Oil and Gas Waste and/or Hydrocarbons separated therefrom.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Administrative Agent” shall mean Barclays Bank PLC, in its capacity as administrative agent under the Term Credit Agreement, together with its successors and assigns in such capacity.
“Term Credit Agreement” shall mean that certain Credit Agreement, dated as of the Amendment No. 2 Effective Date, among WaterBridge NDB Operating LLC, as borrower, the Term Administrative Agent, Truist Bank, as Collateral Agent, and the lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time in any manner permitted by this Agreement and the Collateral Agency and Intercreditor Agreement.
“Term Credit Documents” means the Term Credit Agreement, the Term Security Documents and any other credit agreement, notes, or other agreement or instrument pursuant to which any Term Obligation is incurred or secured.
“Term Lender” shall mean any lender under the Term Credit Agreement.

“Term Loans” shall mean the Term Loans, as defined in the Term Credit Agreement on the Amendment No. 2 Effective Date.
“Term Obligations” shall mean all “Obligations,” as such term is defined in the Term Credit Agreement on the Amendment No. 2 Effective Date in respect of principal and interest on Term Loans, customary expense reimbursement and indemnity obligations and customary obligations in respect of fees, to the extent permitted by Section 7.1(a)(iii).
“Term Security Documents” shall mean, collectively, the Term Guaranty and Security Agreement, the Parent Pledge Agreement, the Collateral Agency and Intercreditor Agreement, any mortgages securing the Term Obligations, the Control Account Agreements, and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Term Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by the Parent or any Loan Party to the Collateral Agent and/or the Term Lenders in connection with granting or perfecting the Liens securing the Term Obligations or any Guarantee thereof.
“Term SOFR” shall mean,
(g)
for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. Eastern time on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(h)
for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. Eastern time on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Reference Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Threshold Amount” shall mean $10,000,000.
“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Base Rate.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” shall mean the United States of America.
“Unrestricted Cash” shall mean, as of any date, cash that qualifies as “unrestricted cash” for purposes of GAAP as of such date and excluding cash that is not generally permitted to be paid or distributed to a Loan Party at such time pursuant to any agreement, instrument or applicable law or is subject to any Lien other than Liens created pursuant to the Collateral Documents and Liens that are Permitted Encumbrances under clause (vi) under the definition thereof.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary in accordance with, and subject to the satisfaction of the conditions set forth in Section 5.13.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.18(e)(ii).
“Water Properties” shall mean all tangible and intangible assets and property used by the Loan Parties in, or in connection with, gathering, treating, processing, transporting, distributing, injecting, disposing and storing water, crude oil, natural gas and/or Oil and Gas Waste, including all Water Systems, Disposal Permits, Disposal Wells, SWD Contracts, Processing Plants, Deeds and Rights of Way and any other real or personal property interests related thereto.
“Water Systems” shall mean any pipeline, gathering, supply, treatment, processing, transportation, distribution, injection, disposal, recycling or storage systems for water, crude oil, natural gas and/or Oil and Gas Waste that are owned or leased from time to time by any Loan Party and used in the business of such Loan Party.
“WBR-NDB JOA” shall mean that certain joint operating agreement, between Stateline and WaterBridge Texas Midstream LLC, dated January 1, 2021, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“Wholly-Owned” shall mean, with respect to any Person, (a) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2
Classifications of Loans and Borrowings; Reclassification. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “SOFR Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g. “SOFR Borrowing”). For the purposes of determining compliance with any covenant, in the event that a transaction at any time, whether at the time of consummation or otherwise, meets the criteria of more than one of the categories or exceptions described in the applicable covenant, the Credit Parties, in their sole discretion, may classify and may subsequently reclassify such transaction (or any portion thereof) in any one of more of the categories or exceptions described in such section.
Section 1.3
Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of the Borrower last delivered to the Administrative Agent in connection with this Agreement); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) the accounting for any lease (and whether such lease shall be treated as a Capitalized Lease) shall be based on GAAP as in effect on the Closing Date and without giving effect to any subsequent changes in GAAP (or required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.
Section 1.4
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words

“hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both.
Section 1.5
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 1.6
Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.7
Times of Day. Unless otherwise specified, all references herein and in the other Loan Documents to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.8
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Article II

AMOUNT AND TERMS OF THE COMMITMENTS
Section 2.1
General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.20; and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount.
Section 2.2
Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.
Section 2.3
Procedure for Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit 2.3 (a “Notice of Borrowing”), (x) prior to 11:00 a.m. Eastern Time one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. Eastern Time three (3) U.S. Government Securities Business Days prior to the requested date (or, for any Borrowing on the Amendment No. 1 Effective Date, by 5:00 p.m. Eastern Time one (1) U.S. Government Securities Business Day prior to the requested date) of each SOFR Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist entirely of Base Rate Loans or SOFR Loans, as the Borrower may request. The aggregate principal amount of each SOFR Borrowing shall not be less than $1,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.20(d) may be made in lesser amounts as provided therein. At no time shall the total number of SOFR Borrowings outstanding at any time exceed eight (8). Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.
Section 2.4
Funding of Borrowings.

(a)
Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. Eastern Time to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(b)
Unless the Administrative Agent shall have been notified by any Lender prior to 4:00 p.m. Eastern Time one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(c)
All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 2.5
Interest Elections.
(a)
Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. Eastern Time one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. Eastern Time three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for SOFR Borrowings and Base Rate Borrowings set forth in Section 2.3.
(c)
If, on the expiration of any Interest Period in respect of any SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a SOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof.
(d)
Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
Section 2.6
Optional Reduction and Termination of Commitments.
(a)
Unless previously terminated, all Revolving Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.
(b)
Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders; provided, further, that such notice of reduction or termination may be contingent upon the effectiveness of a replacement credit facility, similar financing or any asset sale or equity offering or similar event. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the LC Commitment shall result in a dollar-for-dollar reduction in the LC Commitment.
(c)
With the written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.24 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender.

Section 2.7
Repayment of Loans. The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
Section 2.8
Evidence of Indebtedness.
(a)
Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.5, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.5, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)
This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit 2.8(b). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.9
Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any SOFR Borrowing, 11:00 a.m. Eastern Time not less than three (3) Business Days prior to the date of such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such notice may be contingent upon the effectiveness of a replacement credit facility, similar financing or any asset sale or equity offering or similar event. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.11(c); provided that if a SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.17. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a

Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.
Section 2.10
Mandatory Prepayments. If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.6 or otherwise, the Borrower shall immediately repay the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.17. Each prepayment shall be applied as follows: first, to the Base Rate Loans to the full extent thereof; and second, to the SOFR Loans to the full extent thereof. If, after giving effect to prepayment of all Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

With respect to each prepayment required pursuant to Section 2.04(b)(i)-(iii) of the Term Credit Agreement, to the extent any Term Lender refuses such prepayment pursuant the terms of the Term Credit Agreement (such refused amounts, the “Declined Proceeds”), the Borrower will apply such Declined Proceeds as follows, subject to the terms of the Collateral Agency and Intercreditor Agreement: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; and third, to Cash Collateralize the Letters of Credit in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses second through third above, unless an Event of Default has occurred and is continuing and the Required Lenders so request.

Section 2.11
Interest on Loans.
(a)
The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each SOFR Loan at Adjusted Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.
(b)
Notwithstanding paragraph (a) of this Section, at the option of the Required Lenders if an Event of Default set forth in Section 8.1(a) or (b), or automatically if an Event of Default under Section 8.1(g) or (h), has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all SOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such SOFR Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.
(c)
Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing on June 30, 2022) and on the Revolving Commitment Termination Date. Interest on all outstanding SOFR Loans shall be payable on the last Business Day of each Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest

Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(d)
The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
(e)
In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.12
Fees.
(a)
The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.
(b)
The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(c)
The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for SOFR Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Lender ceases to have any LC Exposure (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from the Closing Date to and including the later of the Revolving Commitment Termination Date and the date on which the Issuing Bank ceases to have any obligations (contingent or otherwise) to make any LC Disbursement in respect of any Letter of Credit, as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.11(b), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points.

(d)
The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Engagement Letter that are due and payable on the Closing Date. The Borrower shall pay on the Closing Date to the Lenders all upfront fees previously agreed in writing.
(e)
Accrued fees under paragraphs (b) and (c) of this Section shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 2022, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
Section 2.13
Computation of Interest and Fees.

Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.14
Inability to Determine Interest Rates.
(a)
Inability to Determine SOFR. Subject to paragraphs (b) through and (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing:
(i)
the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or
(ii)
the Administrative Agent shall have received notice from the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans for such Interest Period;

then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.17. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on

Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)
Benchmark Replacement.
(i)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)
No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.14.
(c)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 2.15
Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder or to make, maintain or fund any SOFR Loan or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make SOFR Revolving Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof. In the case of the making of a SOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and, if the affected SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.
Section 2.16
Increased Costs.
(a)
If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b)-(d) of the definition of Excluded Taxes); or
(iii)
impose on any Lender or the Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or any participation in and such Loan or Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or the Issuing Bank for any such increased costs incurred or reduction suffered.

(b)
If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered.
(c)
A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.
(d)
Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.17
Funding Indemnity. In the event of (a) the payment of any principal of a SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Loan if such event had not occurred at the Adjusted Term SOFR applicable to such SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan for the same period if the Adjusted Term SOFR were set on the date such SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such SOFR Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.18
Taxes.
(a)
Defined Terms. For purposes of this Section 2.18, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes by the Borrower. Without duplication of any other obligation of the Borrower pursuant to this Section 2.18, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Borrower. Without duplication of any other obligation of the Borrower pursuant to this Section 2.18, the Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.18, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that the Borrower (or, if the Borrower is an entity disregarded as separate from its owner, such owner) is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)
(x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)
an executed copy of IRS Form W-8ECI;
(iii)
(x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, if the Borrower is an entity disregarded as separate from its owner, such owner) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower (or, if the Borrower is an entity disregarded as separate from its owner, such owner) as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(iv)
an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (or a credit in lieu of a refund if the credit is utilizable in the same taxable year) of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.19
Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17, or 2.18, or otherwise) prior to 12:00 p.m. Eastern time on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in Dollars.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.
(c)
If any Lender or Issuing Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or other obligations hereunder that would result in such Lender or Issuing Bank receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender or Issuing Bank with respect to its Revolving Credit Exposure, then the Lender or Issuing Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders and the Issuing Bank, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or Issuing Bank were a direct creditor of the Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
Notwithstanding the foregoing clauses, this Section 2.19 shall be subject to the terms of the Collateral Agency and Intercreditor Agreement.
Section 2.20
Letters of Credit.
(a)
General.
(i)
During the Availability Period, the Issuing Bank, in reliance (among other things) upon the agreements of the other Lenders pursuant to paragraphs (d) and (e) of this Section, shall issue, at the request of the Borrower, Letters of Credit for the account of any Loan Party or, to the extent permitted by Section 7.4, any Unrestricted Subsidiary or Joint Venture on the terms and conditions hereinafter set forth; provided that (1) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then-current expiration date of such Letter of Credit) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic extension thereof for additional one-year-periods which shall not extend, in any event, beyond the date referred to in the foregoing clause (B) and as long as each of the Borrower, the Administrative Agent and the Issuing Bank have the option to prevent such extension before the expiration of such period; (2) each Letter of Credit shall be in a stated amount of at least $10,000; and (3) the Borrower may not request the issuance, extension, reinstatement or other amendment of any Letter of Credit if, after giving effect to such issuance, extension, reinstatement or other amendment (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount.
(ii)
Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(iii)
Additionally, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from, or any law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it;
(B)
the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or
(C)
the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

(b)
Requests for Issuance, Extension, Reinstatement or Other Amendment. To request the issuance of a Letter of Credit (or the extension of its term, reinstatement of amounts paid or other amendment of its terms and conditions), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance, extension, reinstatement or other amendment specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended extended, reinstated or amended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall be issued on the account of the Borrower or a Loan Party, Unrestricted Subsidiary or Joint Venture, and such other information as shall be necessary to prepare, extend, reinstated or otherwise amend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower and/or the applicable Loan Party shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)
Process for Issuance. At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the

Administrative Agent, on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit, directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in paragraph (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
(d)
Disbursement Procedures. The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. Eastern Time on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.4. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.
(e)
Reimbursement by Lenders. If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to paragraph (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f)
Interim Interest. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate.
(g)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g) or 8.1(h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(h)
Letter of Credit Reports. Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit issued by the Issuing Bank then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by the Issuing Bank then outstanding.
(i)
Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)
any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)
the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)
any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)
payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)
any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or
(vi)
the existence of a Default or an Event of Default.

None of the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith of its agreements hereunder and under any LC Documents or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination and that:

(vii)
the Issuing Bank may replace a purportedly lost, stolen or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(viii)
the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation documents that appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit (even if not in strict compliance with the terms and conditions of such Letter of Credit) and without regard to any non-documentary condition in such Letter of Credit;
(ix)
the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and
(x)
this Section 2.20(i) shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by law, any standard of care stricter than the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) the Issuing Bank declining to take up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the Issuing Bank.

The Issuing Bank shall have all of the benefits and immunities (but not the obligations) (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(j)
ISP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued by the Issuing Bank and subject to applicable laws, each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) (the “ISP”). Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(k)
Resignation of Issuing Bank. The Issuing Bank may resign as an “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of the Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to the Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) the Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by the Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.12(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit or to extend, reinstate, or otherwise amend any then-existing Letter of Credit.
(l)
Letters of Credit Issued for Account of Unrestricted Subsidiaries or Joint Ventures. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, an Unrestricted Subsidiary or Joint Venture, the Borrower shall be obligated as a primary obligor to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Unrestricted Subsidiary or Joint Venture. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Unrestricted Subsidiaries or Joint Ventures inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Unrestricted Subsidiaries and Joint Ventures. To the extent that any Letter of Credit is issued for the account of any Unrestricted Subsidiary or Joint Venture of the Borrower, the Borrower agrees that (i) such Unrestricted Subsidiary or Joint Venture, as applicable, shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) the Borrower shall have sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto. The Borrower shall, at the request of the Issuing Bank, cause such Unrestricted Subsidiary or Joint Venture to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.
Section 2.21
Increase of Commitments; Additional Lenders.
(a)
From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:
(i)
the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $45,000,000 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”);
(ii)
the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(iii)
at the time of and immediately after giving effect to any such proposed increase, no pro forma Default or Event of Default shall exist and all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);
(iv)
any collateral securing any such Incremental Commitments shall also secure all other Obligations on a pari passu basis;
(v)
no more than two (2) Incremental Commitments may be entered into during the term of this Agreement; and
(vi)
all terms and conditions with respect to any such Incremental Commitments shall be the same as those applicable to the Revolving Commitments immediately prior to such increase.
(b)
The Borrower shall provide at least 30 days’ written notice to the Administrative Agent or such lesser time as may be approved by the Administrative Agent in its sole discretion (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment, as applicable. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment. The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.
(c)
Subject to paragraphs (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)
an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;
(ii)
such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;
(iii)
a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in paragraph (a) of this Section has been satisfied;
(iv)
to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Commitments, issued by the Borrower in accordance with Section 2.8; and
(v)
any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitments, and Schedule II shall automatically be deemed amended accordingly.

(d)
If the Borrower incurs Incremental Commitments under this Section, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Commitments and the Revolving Commitments outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences and amendments to ensure pro rata allocations of SOFR Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence).
Section 2.22
Mitigation of Obligations. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.23
Replacement of Lenders. If (a) any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or (b) any Lender is a Defaulting Lender or Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or 2.18, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), and (ii) in the case of a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, any Lender that acts as Issuing Bank may not be replaced as the Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit.
Section 2.24
Defaulting Lenders.
(a)
Cash Collateral
(i)
At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.24(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Bank’s LC Exposure with respect to such Defaulting Lender.
(ii)
The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)
Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.24(a) or Section 2.24(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iv)
Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.24(b) through 2.24(d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(b)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.
(ii)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.24(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24(a); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Commitments are held by the Lenders pro rata in accordance with the Commitments without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
(A) Each Defaulting Lender shall be entitled to receive the facility fee pursuant to Section 2.12(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.24(a).
(B)
Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.12(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.24(a).
(C)
With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.24(a).
(c)
Defaulting Lender Cure. If the Borrower, the Administrative Agent and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.24(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)
New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.
(e)
Removal of the Administrative Agent. In the event that Truist Bank becomes a Defaulting Lender due to an insolvency, reorganization or like proceeding or Non-Consenting Lender, the Borrower or Required Lenders shall have the right to remove Truist Bank as ~~Administrative Agent~~administrative agent (but not as Collateral Agent) and appoint a new ~~Administrative Agent~~administrative agent reasonably acceptable to the Required Lenders and the Borrower.
Article III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section 3.1
Conditions to Effectiveness. The obligations of the Lenders to make Loans and the obligation of the Issuing Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):
(a)
The Administrative Agent shall have received payment of all fees payable to the Administrative Agent, any Lender or the Arrangers on or prior to the Closing Date and, to the extent invoiced, all other fees, expenses and other amounts due and payable under the Loan Documents on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Arrangers and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any other agreement with the Administrative Agent or the Arrangers.
(b)
The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:
(i)
a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(ii)
a certificate of a Responsible Officer of Parent and each Loan Party, attaching and certifying copies of its respective bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of the Parent or such Loan Party executing the Loan Documents to which it is a party;
(iii)
certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of the Parent and each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Parent and such Loan Party and each other jurisdiction where the Parent or such Loan Party is required to be qualified to do business as a foreign corporation;
(iv)
a favorable written opinion of White & Case LLP, counsel to the Parent and the Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Parent, the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;
(v)
a certificate in the form of Exhibit 3.1(b)(v), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Borrowing, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects, except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(vi)
a duly executed Notice of Borrowing for any initial Borrowing;
(vii)
a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof;
(viii)
certified copies of all governmental and material third party consents, approvals, authorizations, registrations and filings and orders (other than those (A) routinely obtained in the ordinary course of business or after the closing of sales or transfers of assets, (B) filings necessary to perfect the Liens created under the Loan Documents or (C) that, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect) required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of the Parent or any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;
(ix)
copies of (A) consolidated financial statements of the Borrower for the Fiscal Quarter ending March 31, 2022, including balance sheets, income statements and cash flow statements, (B) consolidated financial statements of each of each EVX Parent Entity for the Fiscal Quarter ending March 31, 2022, including balance sheets, income statements and cash flow statements (C) pro forma consolidated profit and loss statements of the Borrower for the Fiscal Quarter ended March 31, 2022, after giving effect to the Closing Date Contribution, and (D) financial projections on a quarterly basis for the Fiscal Year ending December 31, 2022 and annually thereafter through December 31, 2026;
(x)
a Financial Officer Certification, dated the Closing Date, confirming that the Loan Parties, taken as a whole, are Solvent before and after giving effect to the funding of any initial Borrowing and the consummation of the transactions contemplated to occur on the Closing Date;
(xi)
the Guaranty and Security Agreement, duly executed by each Loan Party, together with (A) UCC financing statements and other applicable documents under the laws of all necessary jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary jurisdictions and under all legal names of the Loan Parties, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date, (C) a Perfection Certificate, duly completed and executed by the Borrower, and (D) if applicable, original certificates evidencing all issued and outstanding certificated shares of Capital Stock of all Restricted Subsidiaries owned directly by any Loan Party and stock or membership interest powers or other appropriate instruments of transfer executed in blank;
(xii)
the Pledge Agreement, duly executed by the Parent, together with (A) UCC financing statements and other applicable documents under the laws of all necessary jurisdictions with respect to the perfection of the Liens granted under the Pledge Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Parent, (B) copies of favorable UCC, tax, judgment lien search reports in all necessary jurisdictions and under all legal names of the Existing Parent, as requested by the Administrative Agent, indicating that there are no prior Liens on the Capital Stock of the Borrower, and (C) if applicable, original certificates evidencing all issued and outstanding shares of Capital Stock of the Borrower owned directly by the Parent and stock or membership interest powers or other appropriate instruments of transfer executed in blank;
(xiii)
copies of duly executed payoff letters, together with (A) UCC‑3 or other appropriate termination statements releasing all liens of the Existing Lenders upon any of the personal property of the Borrower and its Subsidiaries, (B) cancellations and releases releasing all liens of the Existing Lenders upon any of the Real Estate of the Borrower and its Subsidiaries, and (C) any other releases, terminations or other documents reasonably required by the Administrative Agent to evidence the payoff of Indebtedness owed to the Existing Lenders;
(xiv)
at least five (5) days prior to the date of this Agreement, (A) all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Requirements of Law including the Patriot Act and (B) the Borrower, which qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver a Beneficial Ownership Certification in relation to the Borrower;
(xv)
a certificate of a Responsible Officer of the Borrower certifying that true and complete copies of all Material Agreements have been provided to the Administrative Agent;
(xvi)
subject to Section 5.18, evidence of coverage under the insurance policies required by Section 5.8; and
(xvii)
each other document, certificate and information as the Administrative Agent shall have reasonably requested.
(c)
All conditions precedent to the Closing Date Contribution, other than the funding of the Loans, shall have been satisfied, and the Closing Date Contribution shall have been consummated simultaneously with or prior to the closing and funding of the Loans, without alteration, amendment or other change, supplement or modification of the Closing Date Contribution except for waivers of conditions that are not materially adverse to the Lenders or as otherwise approved in writing by the Required Lenders. The Administrative Agent (or its counsel) shall have received certified copies of the Closing Date Contribution Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2
Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.24(c) and the satisfaction of the following conditions:

(a)
at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;
(b)
at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of the Parent and of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); and
(c)
the Borrower shall have delivered the required Notice of Borrowing.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 3.3
Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified or agreed between the Administrative Agent and the Borrower, shall be delivered to the Administrative Agent for the account of each of the Lenders.
Article IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, each Lender and the Issuing Bank as follows:

Section 4.1
Existence; Power. The Borrower and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section 4.2
Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 4.3
Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval under the WBR-NDB JOA or of any Governmental Authority or registration or filing with, or any action by, any Governmental Authority, except (i) those as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (iii) those routinely obtained in the ordinary course of business or after the closing of sales or transfers of assets, or (iv) those that, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation (including under the WBR-NDB JOA) of the Borrower or any of its Restricted Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens (if any) created under the Loan Documents.
Section 4.4
Financial Statements. The Borrower has furnished to each Lender (i) the unaudited consolidated balance sheet of each of the Borrower and each EVX Parent Entity as of March 31, 2022, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer and (ii) the pro forma consolidated profit and loss statements of the Borrower for the Fiscal Quarter ended March 31, 2022, after giving effect to the Closing Date Contribution. Such financial statements fairly present the consolidated financial condition of the Borrower and, to the Borrower’s knowledge, each EVX Parent Entity as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. Since the Closing Date, there have been no changes with respect to the Borrower and its Restricted Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.5
Litigation and Environmental Matters.
(a)
No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities (including the FERC or any equivalent state regulatory agency) is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)
Except for the matters set forth on Schedule 4.5 or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)
Except for the matters set forth on Schedule 4.5 or as could not be reasonably expected to result in a Material Adverse Effect, none of the properties of the Borrower or any Restricted Subsidiary, to the Borrower’s or any such Restricted Subsidiary’s knowledge, contain or have contained any: (i) underground storage tanks except in compliance with Environmental Laws; (ii) asbestos-containing materials except in compliance with Environmental Laws; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to the Resource Conservation and Recovery Act of 1976, as amended, or any comparable state law; or (v) sites listed on or nominated for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, or any state remedial priority list promulgated or published pursuant to any comparable state law;

(d)
(i) There has been no Release or, to the Borrower’s or any Restricted Subsidiary’s knowledge, threatened Release of Hazardous Materials at, on, under or from the Borrower’s or any Restricted Subsidiary’s properties that would give rise to a material liability of the Borrower or a Restricted Subsidiary under any Environmental Law; (ii) to the knowledge of the Borrower or any Restricted Subsidiary, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such properties that could reasonably be expected to result in a Material Adverse Effect; and (iii) to the knowledge of the Borrower or any Restricted Subsidiary, none of such properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other Real Estate that could reasonably be expected to result in a Material Adverse Effect;
(e)
Neither the Borrower nor any Restricted Subsidiary has received any written notice asserting an alleged material liability or material obligation of the Borrower or any Restricted Subsidiary under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Restricted Subsidiary’s properties and, to the Borrower’s or any Restricted Subsidiary’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;
(f)
Neither the Borrower nor any Restricted Subsidiary has received any written notice asserting an alleged material liability or material obligation of the Borrower or any Restricted Subsidiary under any applicable Environmental Laws with respect to an exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Restricted Subsidiaries’ properties, and, to the Borrower’s or any Restricted Subsidiary’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure; and
(g)
The Borrower has provided, and has caused each Restricted Subsidiary to provide, to the Administrative Agent complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) relating to the Borrower’s or such Restricted Subsidiary’s respective properties or operations thereon that were in any of the Borrower’s or such Restricted Subsidiary’s possession or control on or prior to the Closing Date other than such assessment reports and other environmental documents or matters not containing information that would reasonably be expected to result in any material liability to the Borrower or the Restricted Subsidiaries, taken as a whole and, if requested by the Administrative Agent, any such reports, investigations, studies and analyses received by the Borrower or any of the Restricted Subsidiaries after the Closing Date.
Section 4.6
Compliance with Laws and Agreements.
(a)
The Borrower and each of its Restricted Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)
Each of the Loan Parties holds all Disposal Permits required for the operation of its Disposal Wells that are currently in use or operation except where the failure to have such

Disposal Permit, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(c)
The Borrower and its Restricted Subsidiaries are in compliance with the WBR-NDB JOA in all material respects.
Section 4.7
Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.
Section 4.8
Taxes. The Borrower and its Restricted Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all Taxes due and payable, except where (a) the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP or (b) the failure to make such payments would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate.
Section 4.9
Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.
Section 4.10
ERISA. Except where failure to comply or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations; (b) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification); (c) no ERISA Event has occurred or is reasonably expected to occur; (d) there exists no Unfunded Pension Liability with respect to any Plan; (e) none of the Borrower, any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan; (f) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to the Borrower or any of its Subsidiaries; (g) the Borrower, each of its Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan; (h) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; and (i) none of the Borrower, any of its Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions.
Section 4.11
Ownership of Property; Insurance.
(a)
Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the audited consolidated balance sheet of the Borrower referred to in Section 4.4 or in the most recent audited consolidated balance sheet referred to in Section 5.1(a) or purported to have been acquired by the Borrower or any of its Restricted Subsidiaries after the date of such relevant financial statements (except as sold or otherwise disposed of in the ordinary course of business and except where the failure to have such title or interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Restricted Subsidiaries are valid and subsisting and are in full force except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
Each of the Borrower and its Restricted Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe in any material respect on the rights of any other Person.
(c)
No material shut-in, termination or suspension of any business or any operation of any Water Property of the Loan Parties due to an adverse change in the regulatory enforcement of the Loan Parties’ business has occurred, except matters in the aggregate which could not reasonably be expected to result in a Material Adverse Effect.
(d)
The Water Systems are covered by valid and subsisting recorded fee deeds, leases, easements, rights of way, servitudes, permits, licenses and other instruments and agreements (collectively, “Rights of Way”) in favor of the Borrower or any other applicable Loan Party (or their predecessors in interest) and their respective successors and assigns, except where the failure of the Water Systems to be so covered, individually or in the aggregate, (i) does not materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole and (ii) does not materially detract from the value or the use of the portion of the Water Systems that are not covered.
(e)
The Rights of Way establish a contiguous and continuous right of way for the Water Systems and grant the Borrower or any other applicable Loan Party (or their predecessors in interest) the right to construct, operate, and maintain the Water Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar property; provided, however, (i) some of the Rights of Way granted to the Loan Parties (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor, (ii) some of the Rights of Way cross properties that are subject to Liens in favor of third parties that have not been subordinated to the Rights of Way; and (f) some Rights of Way are subject to certain defects, limitations and restrictions; provided, further, none of the rights (if exercised), limitations, defects, and restrictions described in clauses (i), (ii) and (iii) above, individually or in the aggregate, (A) materially interfere (or, in respect of any rights, will materially interfere if exercised) with the ordinary conduct of business of the Loan Parties taken as a whole or (B) materially detract (or, in respect of any rights, will materially detract if exercised) from the value or the use of the portion of the Water Systems that are covered.
(g)
Each Processing Plant is located on lands covered by Rights of Way or fee deeds, real property leases, or other instruments (collectively “Deeds”) in favor of the Borrower or any other applicable Loan Party (or their predecessors in interest) and their respective successors and assigns except where the failure to be so located could not reasonably be expected to materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole or materially detract from the value or the use of the portion of the Processing Plant that are not covered. The Rights of Way or Deeds grant the Borrower or any other applicable Loan Party (or their predecessors in interest) the right to construct, operate, and maintain the Processing Plant on the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar property.
(h)
All Rights of Way and all Deeds necessary for the conduct of the business of the Borrower and the other Loan Parties are valid and subsisting, in full force and effect, and there exists no breach, default or event or circumstance that, with the giving of notice or the passage of time or both, would give rise to a default under any such Rights of Way or Deeds that could reasonably be expected to materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole or materially detract from the value or the use of the property of the Borrower and the other Loan Parties. All rental and other payments due under any Rights of Way or Deeds by any Loan Party (and their predecessors-in-interest) have been duly paid in accordance with the terms thereof, except to the extent such rental and/or other payments are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or where the failure to pay could not reasonably be expect to materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole or materially detract from the value or the use of the property of the Borrower and the other Loan Parties.
(i)
The rights and real and personal property presently owned, leased or licensed by the Borrower and the other Loan Parties including all Rights of Way and Deeds, include all rights and real and personal properties necessary to permit the Borrower and the other Loan Parties to conduct their businesses in all material respects in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar property.
(j)
All of the real and personal properties of the Borrower and the other Loan Parties that are reasonably necessary for the operation of their businesses are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with prudent business standards, and are located within the geographic boundaries of the United States. Except for matters or events that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the businesses nor the real or personal properties of any of the Loan Parties is affected in any material and adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of real or personal property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

(k)
No eminent domain proceeding or taking has been commenced or, to the knowledge of any of the Loan Parties, is contemplated with respect to all or any material portion of the Water Properties.
(l)
No portion of the Water Properties has, since the date of this Agreement, suffered any material damage by fire or other casualty loss except that which has heretofore been repaired or replaced or is in the process of being repaired or replaced.
(m)
The Borrower and each of its Restricted Subsidiaries is maintaining and operating its properties, and is maintaining insurance on its property and operations, in each case in compliance with the requirements of Section 5.8.
Section 4.12
Disclosure.
(a)
None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)
As of (i) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1(b)(xvi) is true and correct in all respects and (ii) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.18 is true and correct in all respects.
Section 4.13
Labor Relations. Except for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Restricted Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Restricted Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the Borrower or any of its Restricted Subsidiaries, or, to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Restricted Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 4.14
Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary that is a Restricted Subsidiary, each Subsidiary that is an Unrestricted Subsidiary, each Immaterial Subsidiary and each Person that is a Joint Venture, in each case as of the Amendment No. 1 Effective Date. No Loan Party has any Foreign Subsidiaries.
Section 4.15
Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower is Solvent and the Loan Parties taken as a whole are Solvent.

Section 4.16
Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, securities accounts, investment accounts or other similar accounts as of the Amendment No. 1 Effective Date, and such Schedule correctly identifies the name of each financial institution, the name in which the account is held, the type of the account, the complete account number therefor and whether such account is an “Excluded Account”.
Section 4.17
Collateral Documents.
(a)
Each of the Guaranty and Security Agreement and the Pledge Agreement is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral or the Pledged Collateral (as defined therein), as applicable, and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement and Schedule 3.03 to the Pledge Agreement, the Liens created under each of the Guaranty and Security Agreement and the Pledge Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral or Pledged Collateral (other than Excluded Perfection Collateral), as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2. When the certificates (if any) evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement and the Pledge Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.
(b)
Each Mortgage, when duly executed and delivered by the relevant Loan Party, will be effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Real Estate of such Loan Party covered thereby and the proceeds thereof, and when such Mortgage is filed in the real estate records where the respective such Real Estate is located, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.
(c)
As of the Closing Date, no Mortgage encumbers any “building” (as defined in the applicable Flood Insurance Regulation) or manufactured (mobile) home (as defined in the applicable Flood Insurance Regulation). After the Closing Date, no Mortgage encumbers any improved Real Estate that is located in a Special Flood Hazard Area, except to the extent that the applicable Loan Party maintains flood insurance with respect to such improved Real Estate in compliance with the requirements of Section 5.8. To the extent required by Section 5.12 and Section 5.18, all Material Water Properties and Material Real Estate are subject to a Mortgage.
Section 4.18
Material Agreements. As of the Amendment No. 1 Effective Date, all Material Agreements of the Borrower and its Restricted Subsidiaries are described on Schedule 4.18, and each such Material Agreement is in full force and effect and a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other supplements) have been delivered to the Administrative Agent.
Section 4.19
Sanctions and Anti-Corruption Laws.

(a)
None of the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person, controlled by Sanctioned Persons or are located in a Sanctioned Country.
(b)
Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with applicable Anti-Corruption Laws, applicable Sanctions and the Patriot Act. The Borrower and its Subsidiaries have instituted and maintain policies and procedures as the Borrower reasonably deems appropriate in light of its business and international activities (if any) designed to ensure continued compliance therewith.
Section 4.20
Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution.
Section 4.21
Federal Regulation. Except for those facilities listed on Schedule 4.21, as it may be updated in writing to the Administrative Agent from time to time, none of the Water Systems provide interstate transportation or storage services that are subject to the jurisdiction of the FERC.
Section 4.22
FERC.
(a)
Each Loan Party is in compliance, in all material respects, with all rules, regulations and orders of the FERC and all State Pipeline Regulatory Agencies applicable to the Water Properties.
(b)
No Loan Party is liable for any refunds or interest thereon as a result of an order from the FERC or any other Governmental Authority with jurisdiction over the Water Properties that could reasonably be expected to have a Material Adverse Effect.
(c)
Each applicable Loan Party’s report, if any, on Form 6 filed with the FERC complies in all material respects as to form with all applicable Requirements of Law and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not materially misleading.
(d)
Without limiting the generality of Section 4.6(a) of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Loan Party from any Governmental Authority to construct, own, operate and maintain the Water Properties, or to transport and/or distribute water or Oil and Gas Waste under existing contracts and agreements as the Water Properties are presently owned, operated and maintained, except where the failure to comply with the foregoing, could not reasonably be expected to materially interfere with the use and operation of the Water Properties by the Loan Parties and otherwise could not reasonably be expected to result in a Material Adverse Effect.
Section 4.23
Closing Date Contribution. The Water Properties subject to the Closing Date Contribution Documents include substantially all of the properties and assets used or held for use by the EVX Entities in the Eagle Ford Shale in connection with the gathering, treating, processing, transporting, distributing, injecting, disposing and storing of water, crude oil, natural gas and/or Oil and Gas Waste, and such properties and assets constitute Closing Date Water Properties hereunder (other than any such properties or assets that constitute Excluded Assets). No part of the proceeds of the Loans will be used by the Borrower to fund the acquisition of any Closing Date Water Properties from the EVX Entities that will not be the subject of a Mortgage under Section 5.18 (other than any such properties or assets that constitute Excluded Assets).
Article V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and all Obligations (other than contingent obligations not then due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been collateralized to the reasonable satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:

Section 5.1
Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent:
(a)
as soon as available and in any event within (i) prior to a Qualified IPO, 120 days after the end of each Fiscal Year and (ii) after a Qualified IPO, 90 days after the end of each Fiscal Year of the Borrower (beginning with the Fiscal Year ending 2022), a copy of the annual audited report for such Fiscal Year for the Borrower (which shall present fairly in all material respects the consolidated financial position of the Borrower and its Restricted Subsidiaries), containing a consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Deloitte or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Restricted Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP.
(b)
as soon as available and in any event within 45 days after the end of each of the first three (3) Fiscal ~~Quarter~~Quarters of the Borrower (~~beginning with~~or, solely in the case of the Fiscal Quarter ending June 30, ~~2022~~2024, within ninety (90) days), an unaudited consolidated balance sheet of the Borrower (which shall present fairly in all material respects the consolidated financial position of the Borrower and its Restricted Subsidiaries) as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrower for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year.
(c)
~~concurrently with the~~no later than five (5) days after the actual delivery of the financial statements referred to in paragraphs (a) and (b) of this Section ~~(other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year delivered pursuant to paragraph (b) of this Section)~~, a Compliance Certificate signed by a Responsible Officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth, to the extent applicable and in reasonable detail, calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal

Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be (and specifying each such Subsidiary as a Restricted Subsidiary, Unrestricted Subsidiary, Loan Party or Immaterial Subsidiary) and specifying any Joint Venture, (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Borrower and its Restricted Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (v) stating whether any material amendment or modification to any Material Agreement has been entered into since the date of the last-delivered Compliance Certificate (or whether any Material Agreement has terminated or expired) and attaching copies of any such amendments or modifications (if any), and (vi) including a Financial Officer Certification;
(d)
as soon as available and in any event within 45 days after the end of the calendar year, consolidated forecasts and a consolidated budget for Borrower and its Restricted Subsidiaries for the succeeding Fiscal Year, including volume and pricing assumptions utilized in preparing such forecasts and budget;
(e)
together with each set of consolidated financial statements referred to in paragraphs (a) and (b) of this Section, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statement;
(f)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
(g)
promptly following any request therefor, (i) such other information regarding the results of operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent, any Lender or the Issuing Bank may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent, any Lender or any Issuing Bank for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

The Borrower hereby acknowledges that the Administrative Agent and/or the Arrangers will make available to the Lenders and each Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

Documents required to be delivered pursuant to Section 5.1(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may, at Borrower’s option, be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the SEC website, the Borrower’s website on the Internet at www.h2obridge.com or another website identified by the Borrower to the Administrative Agent and which is accessible by the Administrative Agent at no charge or (ii) on which such documents are delivered to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and such Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.2
Notices of Material Events.

(a)
The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(i)
the occurrence of any Default or Event of Default;
(ii)
the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any of its Restricted Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(iii)
the occurrence of any event or any other development by which the Borrower or any of its Restricted Subsidiaries, except as, in each case, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability;
(iv)
promptly and in any event within 15 days after (A) the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (B) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower;
(v)
(A) to the knowledge of the Borrower or any of its Restricted Subsidiaries, the occurrence of any default or event of default, or (B) the receipt by the Borrower or any of its Restricted Subsidiaries of any written notice of an alleged default or event of default, in each case with respect to any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries;
(vi)
promptly following any request therefore, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and

(vii)
any other development that results, in, or could reasonably be expected to result in, a Material Adverse Effect.
(b)
The Borrower will furnish to the Administrative Agent the following:
(i)
promptly and in any event at least ten (10) days prior thereto (or such shorter or other period acceptable to the Administrative Agent in its sole discretion), notice of any change (A) in any Loan Party’s legal name, (B) in any Loan Party’s chief executive office, or its principal place of business, (C) in any Loan Party’s identity or legal structure, (D) in any Loan Party’s federal taxpayer identification number or organizational number or (E) in any Loan Party’s jurisdiction of organization; and
(ii)
promptly upon written request, a copy of any environmental report or site assessment obtained by or for or otherwise on file with the Borrower or any of its Subsidiaries after the Closing Date on any Real Estate or Water Properties.

Each notice or other document delivered under this Section (other than Section 5.2(b)), shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3
Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section 5.4
Compliance with Laws; Material Agreements. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures as it reasonably deems appropriate in light of its business and international activities (if any) designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. Upon the reasonable request of the Administrative Agent, the Borrower will promptly furnish and will cause its Restricted Subsidiaries to furnish to the Administrative Agent after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan sponsored by the Borrower or a Restricted Subsidiary or any trust created thereunder. The Borrower will and will cause each of its Restricted Subsidiaries to comply with and enforce the terms of the Material Agreements, except where failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5
Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all Taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.
Section 5.6
Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.
Section 5.7
Visitation and Inspection. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent (and if a representative of a Lender or the Issuing Bank requests to accompany such representative of the Administrative Agent, such representative of such Lender or the Issuing Bank) to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior notice to the Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required.
Section 5.8
Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) operate its properties or cause such properties to be operated in a careful and efficient manner in accordance with the customary practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Requirements of Law, except as expressly permitted hereunder or where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material properties, except as expressly permitted hereunder or where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (d) to the extent neither the Borrower nor any other Loan Party is the operator of any property, the Borrower and the other Loan Parties, as applicable, shall use commercially reasonable efforts to cause the operator to comply with clauses (a), (b) and (c) above, (e) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower (i) insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including flood insurance with respect to any Material Building) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will (w) upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section (and if requested by the Administrative Agent, a copy of any policy referenced therein if not already delivered), (x) subject to Section 5.18, at all times shall name the Administrative Agent as additional insured on all liability policies of the Borrower and its Restricted Subsidiaries and as lenders’ loss payee (pursuant to a blanket endorsement or other lenders’ loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Restricted Subsidiaries and (y) cause waiver of subrogation to apply in favor of the Administrative Agent with respect to liability policies. The Borrower will provide written notice to the Administrative Agent promptly upon receipt by the Borrower of notice from the insurer of any cancellation of such insurance policies.

Section 5.9
Use of Proceeds; Margin Regulations. The Borrower will use the proceeds of all Loans to (i) pay transaction costs and expenses arising in connection with the Loan Documents, (ii) prepay all Indebtedness not permitted under Section 7.1 to be outstanding on the Closing Date (including Indebtedness under the EVX Eagle Ford Facility and EVX Midstream Facility), (iii) make a one-time Restricted Payment to Parent in an amount not to exceed $4,000,000 in cash on the Closing Date in satisfaction of the condition precedent set forth in Section 3.02(d)(iii) of the Closing Date Contribution Agreement and (iv) finance working capital needs, acquisitions and capital expenditures and for other general corporate purposes of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes.
Section 5.10
Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent, the Lenders and the Issuing Bank prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
Section 5.11
Cash Management. The Borrower shall, and shall cause its Restricted Subsidiaries to:
(a)
maintain all deposit accounts with Truist Bank, a Lender or an Affiliate of a Lender (other than Excluded Accounts) and, subject to Section 5.12(a), all securities accounts with a depositary that is party to a Control Account Agreement (other than Excluded Accounts) (each such deposit account and securities account, excluding Excluded Accounts, a “Controlled Account”); and the Borrower and each of its Restricted Subsidiaries shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, in each Controlled Account perfected either automatically under the UCC (with respect to Controlled Accounts at Truist Bank) or subject to Control Account Agreements entered into in accordance with Section 5.18 and the terms of the Guaranty and Security Agreement; provided that the requirements of this clause (a) shall in each case be subject to Section 5.18;
(b)
subject to Section 5.18, deposit promptly all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts receivables into Controlled Accounts, in each case except for cash and Permitted Investments and other amounts maintained in Excluded Accounts; and
(c)
at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, the Borrower will, and will cause each Restricted Subsidiary to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.
Section 5.12
Additional Subsidiaries and Collateral.
(a)
In the event that, subsequent to the Closing Date, (i) any Person becomes a Restricted Subsidiary, whether pursuant to formation, acquisition or otherwise or (ii) any Immaterial Subsidiary ceases to be an Immaterial Subsidiary, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 30 days after such Person becomes a Restricted Subsidiary or ceases to be an Immaterial Subsidiary, as the case may be (or such later period acceptable to the Administrative Agent in its sole discretion), the Borrower shall cause such Subsidiary (A) to become a new Guarantor and to grant Liens in favor of the Administrative Agent in substantially all of its personal property (other than Excluded Assets) by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens on such property (other than Excluded Perfection Collateral) in favor of the Administrative Agent and granted under any of the Loan Documents and (B) other than with respect to Real Estate (which shall be subject to the terms of Section 5.14), to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, environmental reports, Control Account Agreements and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 or Section 5.18 if such Subsidiary had been a Loan Party on the Closing Date. In addition, within 30 days after the date any Person becomes a Restricted Subsidiary or ceases to be an Immaterial Subsidiary, as the case may be (or such later period acceptable to the Administrative Agent in its sole discretion), the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.
(b)
The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to paragraph (a) of this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.
(c)
Notwithstanding the foregoing provisions:
(i)
~~Notwithstanding the foregoing provisions,~~ in no event shall the Collateral include (and the Loan Parties shall not be required to grant a Lien on or take any perfection action with respect to) any Excluded Assets~~.~~; and
(ii)
the Obligations shall at all times be (x) guaranteed, pursuant to identical terms, by each Person that is an obligor under or guarantees the Term Obligations under the Term Credit Agreement and (y) secured by all assets and property of any Person that secure the Term Obligations under the Term Credit Agreement.
Section 5.13
Unrestricted Subsidiaries.
(a)
Unless designated in writing to the Administrative Agent by the Borrower in accordance with paragraph (b) below, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries after the date hereof (whether by formation, acquisition or merger) shall be classified as a Restricted Subsidiary. On the date hereof, all Subsidiaries of the Borrower are Restricted Subsidiaries.

(b)
The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary provided that (i) both before, and immediately after, giving effect to such designation, (A) no Default or Event of Default exists or would result from such designation, (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Article VI and (C) the representations and warranties of Parent, the Borrower and its Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation that is qualified by materiality shall be true and correct in all respects) as of such date); (ii) such Subsidiary is not a “restricted subsidiary” for purposes of any indenture or other agreement governing Indebtedness of the Borrower or a Restricted Subsidiary; (iii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of Borrower’s direct and indirect ownership interest in such Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 7.4 on the date of such designation; (iv) after giving effect to such designation, such Subsidiary is in compliance with the requirements of this Section 5.13 and (v) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iv) above. Except as provided in this Section 5.13, no Subsidiary may be designated (and no Restricted Subsidiary may be redesignated) as an Unrestricted Subsidiary.
(c)
The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) both before, and immediately after, giving effect to such designation, (A) no Default or Event of Default exists or would result from such designation, (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Article VI and (C) the representations and warranties of Parent, the Borrower and its Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation that is qualified by materiality shall be true and correct in all respects) as of such date); (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Article VII after giving effect to such designation; (iii) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 5.12 and this Section 5.13 and (iv) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iii) above.
(d)
The Borrower will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, to be conducted in such a manner (including by keeping separate books of account and furnishing separate financial statements of the Unrestricted Subsidiaries to creditors and potential creditors thereof) so that each Unrestricted Subsidiary will be treated as a corporate entity separate and distinct from the Borrower and any Restricted Subsidiary.
(e)
Except to the extent otherwise permitted by this Agreement, the Borrower will not, and will not permit Parent or any of its Restricted Subsidiaries to, incur, assume or suffer to exist any guarantee by the Borrower or such Restricted Subsidiary of, or be or become liable for any Indebtedness of any Unrestricted Subsidiary.
(f)
The Borrower will not permit any Unrestricted Subsidiary to hold any Capital Stock or any Indebtedness of Parent, the Borrower or any Restricted Subsidiary.
(g)
No Unrestricted Subsidiary shall have any Indebtedness other than Non-Recourse Debt.
(h)
If, at any time, any Unrestricted Subsidiary would fail to meet the requirements for an Unrestricted Subsidiary set forth in Section 5.13(d), (e), (f) or (g), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement (and, for the avoidance of doubt, any Investment, Indebtedness and Liens of such Subsidiary existing at such time shall be deemed to be incurred by such Subsidiary as of such time and, if such Investments, Indebtedness and Liens are not permitted to be incurred as of such time under Article VII, an Event of Default shall occur).
Section 5.14
Additional Real Estate. If a Restricted Subsidiary or a Loan Party acquires any Material Real Estate or Material Water Properties (in each case, excluding any Excluded Assets), whether pursuant to formation, acquisition or otherwise, such Person shall~~, no later than 60 days after such acquisition (or such later date acceptable to the Administrative Agent in its sole discretion),~~  provide to the Administrative Agent Real Estate Documents in regard to such Real Estate and grant Liens in favor of the Administrative Agent in all such interests in such Real Estate (x) within sixty (60) days after June 30th of each year (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) for Material Real Estate or Material Water Properties acquired on or before June 30th of such year or (y) within sixty (60) days after December 31st of each year (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) for Material Real Estate or Material Water Properties acquired after June 30th but on or before December 31st of such year; provided, however, that any Immaterial Subsidiary shall not be required to provide such Real Estate Documents or grant such Liens unless such Immaterial Subsidiary ceases to be an Immaterial Subsidiary (whether due to the acquisition of any Material Real Estate or Material Water Properties or otherwise)~~.~~; provided, further, that Loan Parties shall be required to deliver Real Estate Documents and grant Liens in favor of the Administrative Agent with regard to any Material Real Estate or Material Water Properties acquired in connection with the DK Boyd Acquisition no later than 60 days after such acquisition (or such later date acceptable to the Administrative Agent in its sole discretion).
Section 5.15
Further Assurances. The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents. Notwithstanding the foregoing provisions in this Agreement or any other Loan Document, in no event shall the Collateral include (and the Loan Parties shall not be required to grant a Lien on) any Excluded Assets, and the Loan Parties shall not be required to take any perfection action with respect to any Excluded Perfection Assets, subject to the terms of the Guaranty and Security Agreement.

Section 5.16
Environmental Matters.
(a)
The Borrower shall, without cost or expense to the Administrative Agent or the Lenders, and except where the failure to take any such action could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or any Restricted Subsidiary’s properties, or offsite of any of the Borrower’s or any Restricted Subsidiary’s properties, to the extent caused by the Borrower’s or any Restricted Subsidiary’s operations except in compliance with applicable Environmental Laws; (ii) timely obtain, file or prepare, and shall cause each Restricted Subsidiary to timely obtain, file or prepare, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or any Restricted Subsidiary’s properties; (iii) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or any Restricted Subsidiary ’s properties; (iv) conduct, and cause each Restricted Subsidiary to conduct, their respective operations and businesses in a manner that will not expose any property or Person to Hazardous Materials; and (v) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and any Restricted Subsidiary ’s obligations under Environmental Laws are timely satisfied;
(b)
Upon the reasonable request of the Administrative Agent, the Borrower will, and will cause each Restricted Subsidiary to provide copies of any available audits regarding compliance with Environmental Law and copies of any existing Phase I environmental assessments or other environmental studies, reports, or tests in connection with any future acquisitions of Water Properties; and
(c)
timely obtain, file or prepare, and shall cause each Restricted Subsidiary to timely obtain, file or prepare, all Disposal Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or any Restricted Subsidiary’s Disposal Wells except where the failure to take any such action would not reasonably be expected to result in a Material Adverse Effect.
Section 5.17
Maintenance of Water Systems and Processing Plants. Except where the failure to do so does not materially interfere with the ordinary conduct of business of the Borrower and the Restricted Subsidiaries taken as a whole and does not materially detract from the value or the use of the portion of the applicable Water Systems, the Borrower will, and will cause each Restricted Subsidiary to, (a) maintain or cause the maintenance of their respective interests and rights in the Rights of Way for their Water Systems and in their Processing Plants and Disposal Wells, in each case, in conformity with prudent industry practice by companies in the salt water disposal and transportation industry owning similar properties in the same general areas, as determined by the Borrower in good faith, and in compliance with all applicable Requirements of Law, including applicable Environmental Laws, (b) subject to Permitted Encumbrances, maintain the Water Systems within the confines of the Rights of Way without material encroachment upon any adjoining property and maintain the Processing Plants within the boundaries of the Deeds and without material encroachment upon any adjoining property, (c) maintain such rights of ingress and egress necessary to permit the Borrower and the Restricted Subsidiaries to inspect, operate, repair, and maintain the Water Properties, including the Water Systems and the Processing Plants, in each case, in accordance with the customary practices of the industry and in compliance with all applicable Requirements of Law, including applicable Environmental Laws, provided that the Borrower and the Restricted Subsidiaries may hire third parties to perform these functions, and (d) maintain all material agreements, licenses, permits (including all Disposal Permits), and other rights required for any of the foregoing described in clauses (a), (b) and (c) of this Section 5.17, in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder that could result in a termination or loss thereof.
Section 5.18
Post-Closing Deliveries. The Borrower hereby agrees to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.18 hereof on or before the dates specified with respect to such items.
Article VI

FINANCIAL COVENANTS

Until the Commitments have expired or been terminated and all Obligations (other than contingent obligations not then due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the reasonable satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:

Section 6.1
Leverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, ~~2022~~2024, a Leverage Ratio of not greater than 4.00:1.00.
Section 6.2
Interest Coverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, ~~2022~~2024, an Interest Coverage Ratio of not less than 2.50:1.00.
Article VII

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and all Obligations (other than contingent obligations not due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the reasonable satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:

Section 7.1
Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)
~~Indebtedness created pursuant to the Loan Documents and Indebtedness existing of the Closing Date and set forth on Schedule 7.1(a);~~

(a)
(i) Indebtedness created pursuant to the Loan Documents, (ii) Indebtedness existing of the Closing Date and set forth on Schedule 7.1(a) and (iii) Term Obligations the loans in respect of which shall not exceed an aggregate outstanding principal amount at any time of $575,000,000, provided that Term Obligations shall (x) be subject to the Collateral Agency and Intercreditor Agreement secured on a pari passu basis with the Obligations, (y) not be incurred or guaranteed by a non-Loan Party and (z) not be secured by assets that do not constitute Collateral;
(b)
(i) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Attributable Indebtedness, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed the greater of $10,000,000 and 2.50% of Consolidated Net Tangible Assets at any time outstanding and (ii) any Permitted Refinancing of any of the foregoing;
(c)
Indebtedness of (i) any Loan Party owing to any other Loan Party provided that such Indebtedness is at all times held by a Loan Party and not pledged to any other Person (other than to the Administrative Agent under the Loan Documents), (ii) any Loan Party owing to any Restricted Subsidiary that is not a Subsidiary Loan Party, provided, that any such Indebtedness owed by a Loan Party shall be subordinated to the Obligations on terms set forth in the Guaranty and Security Agreement and (iii) any Subsidiary that is not a Subsidiary Loan Party owing to the Borrower or any other Subsidiary; provided that any such Indebtedness that is owed by a Restricted Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4 and shall be pledged to the Administrative Agent pursuant to the Guaranty and Security Agreement;
(d)
(i) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary to the extent such Indebtedness is permitted hereunder and by any Restricted Subsidiary of Indebtedness of the Borrower or any Restricted Subsidiary; and (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Restricted Subsidiary or any Joint Venture, subject to Section 7.4;
(e)
Indebtedness of any Person which becomes a Restricted Subsidiary after the date of this Agreement in accordance with Section 5.12 and Section 5.13; provided that (i) such Indebtedness exists at the time that such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed the greater of $10,000,000 and 2.50% of Consolidated Net Tangible Assets at any time outstanding;
(f)
endorsements of negotiable instruments for deposit or collection in the ordinary course of business;
(g)
Hedging Obligations permitted by Section 7.10;
(h)
Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits to the Borrower or any Restricted Subsidiary of the Borrower,

pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 60 days following such incurrence;
(i)
Indebtedness owed to any Person providing property, casualty or liability insurance to the Borrower or its Restricted Subsidiaries pursuant to reimbursement or indemnification obligations to such Person in respect of the same, in the ordinary course of business or consistent with past practice or industry practice;
(j)
Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds, labor bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business and not for borrowed money, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and obligations in respect of letters of credit, bank guarantees or similar instruments related thereto;
(k)
Indebtedness constituting endorsements of negotiable instruments in the ordinary course of business;
(l)
Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets not prohibited hereunder;
(m)
Indebtedness consisting of insurance premium financing arrangements for insurance policies required hereunder or otherwise maintained by the Borrower or any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;
(n)
Indebtedness (other than Indebtedness for borrowed money) (i) in respect of guarantees of obligations of suppliers, customers and licensees in the ordinary course of business and (ii) consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
(o)
Indebtedness consisting of unsecured notes or term loans of the Borrower; provided that (i) no Default or Event of Default exists at the time of the incurrence of such Indebtedness or would result therefrom, (ii) such Indebtedness does not require any scheduled amortization of principal or have a maturity date prior to 180 days after the Revolving Commitment Termination Date, (iii) after giving effect to the incurrence of such Indebtedness, the Borrower is in pro forma compliance with Section 6.1 and Section 6.2, (iv) the covenants and events of default contained in the documentation governing such Indebtedness are, taken as a whole, not more restrictive than the covenants and events of default, taken as a whole, of this Agreement and the other Loan Documents, as determined in good faith by the Borrower; provided that the documentation governing such Indebtedness shall not include any financial maintenance covenants, (v) the documents governing such Indebtedness do not contain any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption of such Indebtedness, (vi) such Indebtedness does not prohibit or otherwise restrict prior repayment of the Obligations and (vii) Borrower will be the issuer or borrower in respect of such Indebtedness and no Restricted Subsidiary or other Person that is not also a Guarantor shall be a guarantor in respect of such Indebtedness, and such guarantee shall be unsecured;

(p)
Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.9 and any Permitted Refinancing of any of the foregoing;
(q)
cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(r)
Indebtedness consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business; and
(s)
other Indebtedness of the Borrower or its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of $10,000,000 and 2.50% of Consolidated Net Tangible Assets at any time outstanding.
Section 1.2
Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:
(a)
(i) Liens securing the Obligations; provided that, except as set forth in Section 7.2(j), no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.19 and Section 8.2~~;~~ and (ii) subject to the Collateral Agency and Intercreditor Agreement, Liens securing Term Obligations permitted under Section 7 .1(a)(iii), provided such Liens shall solely be secured on a pari passu basis on assets that are Collateral hereunder;
(b)
Permitted Encumbrances;
(c)
Liens on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;
(d)
purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Attributable Indebtedness); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(b), (ii) such Lien attaches to such asset concurrently or within 270 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)
Liens granted pursuant to Section 13(a) of the WBR-NDB JOA and in effect on the Closing Date; provided, that such Liens are fully and expressly subordinated to the Liens securing the Obligations;
(f)
any Lien arising after the Closing Date (x) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, (y) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any of its Restricted Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;
(g)
extensions, renewals, or replacements of any Lien referred to in paragraphs (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; and
(h)
Liens securing Indebtedness permitted under Section 7.1(s).
(i)
Liens on the assets or Capital Stock of any Unrestricted Subsidiary or Joint Venture;
(j)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(k)
deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises.
Section 1.3
Fundamental Changes. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the Capital Stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and subject to and without limitation of Section 5.12 and Section 5.13, (i) the Borrower or any Restricted Subsidiary may merge with a Person if the Borrower (or such Restricted Subsidiary if the Borrower is not a party to such merger) is the surviving Person and such surviving Person (if not the Borrower) is a Wholly-Owned Subsidiary and if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (ii) any Restricted Subsidiary may merge into another Restricted Subsidiary, provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and if such Subsidiary is a Subsidiary Loan Party, all assets of such Subsidiary have been transferred to the Borrower or a Subsidiary Loan Party prior to, or substantially contemporaneously with, such liquidation or dissolution; provided, further, that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to or after such merger shall not be permitted unless also permitted by Section 7.4 and no such merger shall be permitted with an Unrestricted Subsidiary; provided, further, that, notwithstanding anything to the contrary in this Agreement, neither the Borrower nor any of its Subsidiaries shall (i) merge or consolidate into WaterBridge Operating LLC, a Delaware limited liability company, or any of its Subsidiaries, (ii) sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) to WaterBridge Operating LLC, or any of its Subsidiaries or (iii) otherwise be controlled by WaterBridge Operating LLC or any if its Subsidiaries, and this proviso may not be waived, amended or modified without the consent of each Lender.

Section 1.4
Investments, Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of any other Person, (ii) make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, (iii) create or form any Subsidiary or (iv) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another person or assets constituting a business unit, line of business or division of such person (all of the foregoing being collectively called “Investments”), except:
(a)
Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments constituting the ownership in Restricted Subsidiaries existing on the Closing Date);
(b)
Permitted Investments and Investments that were Permitted Investments when made;
(c)
accounts receivable and extensions of trade credit (other than pursuant to the WBR-NDB JOA) arising in the ordinary course of business and consistent with past practice and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(d)
Investments made between or among Loan Parties;
(e)
Investments in Immaterial Subsidiaries, Unrestricted Subsidiaries and in Joint Ventures; provided that (i) no Event of Default shall have occurred and be continuing or would immediately result therefrom and (ii) the aggregate amount of Investments pursuant to this clause (e) shall not exceed $20,000,000 in the aggregate at any time outstanding (net of any return to a Loan Party in respect of any such Investments to the extent actually received in cash and consisting of profits, dividends, distributions or return on principal and measured at the time made without giving effect to subsequent changes in value); provided, further, that any Investment in an Immaterial Subsidiary, Unrestricted Subsidiary or Joint Venture made during the term of this Agreement pursuant to this Section 7.4(e) (including in connection with the conversion of a Restricted Subsidiary to an Unrestricted Subsidiary pursuant to Section 5.13) shall be deemed to be outstanding at any time of determination under this Section 7.4(e) notwithstanding a sale, transfer or other disposition of all or a portion of the Capital Stock or property of such Immaterial Subsidiary, Unrestricted Subsidiary or Joint Venture except to the extent, and solely to the extent, (x) such sale, transfer or other disposition is made for Fair Market Value and (y) the proceeds of such sale, transfer or other disposition are received by the Borrower or another Loan Party;
(f)
Investments made in accordance with the terms of the WBR-NDB JOA; provided that the aggregate amount of Investments pursuant to this clause (f) shall not exceed $7,500,000 in the aggregate at any time outstanding; provided further that any Investment made pursuant to this clause (f) shall only be reduced by (A) the amount of the reimbursement actually received in cash by the Borrower or any of its Restricted Subsidiaries or (B) if no such reimbursement is actually received, the Fair Market Value of any increase in the Participating Interests (as defined in the WBR-NDB JOA) of a Loan Party in the Water Properties under the WBR-NDB JOA that occurs pursuant to Section 6 of the WBR-NDB JOA;
(g)
loans or advances to employees, officers or directors of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding;
(h)
Hedging Transactions permitted by Section 7.10;
(i)
Permitted Acquisitions;
(j)
to the extent constituting Investments not otherwise permitted under this Section 7.4, (i) the purchase or acquisition by Loan Parties of direct ownership interests in Rights of Way, Water Systems, equipment and other assets or property (but for the avoidance of doubt, not Capital Stock) in the ordinary course of business, and (ii) Investments related to contractual joint ventures with clients or customers or otherwise in connection with joint operating, joint venture or area of mutual interest agreements, water disposal systems, pipelines or other similar arrangements, in each case, in the ordinary course of business of the Borrower or any Restricted Subsidiary;
(k)
Investments arising out of the receipt by the Borrower or any of its Restricted Subsidiaries of noncash consideration for the sale of assets permitted under Section 7.6;
(l)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business not to exceed $5,000,000;
(m)
Investments of a Restricted Subsidiary of the Borrower acquired after the Closing Date (to the extent such acquisition was permitted) or of a corporation merged or amalgamated or consolidated into the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary of the Borrower after the Closing Date (to the extent such merger, amalgamation or consolidation was permitted) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and
(n)
Investments (other than loans made in cash) made in the ordinary course of business (i) constituting deposits, prepayments or other credits to unaffiliated third-party suppliers or other customers or (ii) in the form of advances made to unaffiliated third-party distributors, suppliers, licensors and licensees;
(o)
Investments that are made with Excluded Contribution Assets within thirty (30) days after the date such assets were designated as such; and
(p)
other Investments which in the aggregate do not exceed the greater of $10,000,000 and 2.50% of Consolidated Net Tangible Assets at any time outstanding.

Notwithstanding the foregoing, no Investment (other than an Investment pursuant to clause (e) or (o) above) may be made in an Unrestricted Subsidiary.

Section 1.5
Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment, except:
(a)
Restricted Payments payable by the Borrower solely in its Qualified Capital Stock;

(b)
Restricted Payments made by (i) any Loan Party to the Borrower or any other Loan Party or (ii) any Subsidiary that is not a Loan Party or is not a Wholly-Owned Subsidiary to the Borrower or to another Subsidiary or to any other holder (other than Parent), on at least a pro rata basis;
(c)
on and after delivery of the Compliance Certificate for the Fiscal Quarter ending September 30, 2022, Restricted Payments in an amount not to exceed the amount of Available Cash; provided, that (i) the Borrower shall be in pro forma compliance with the covenants set forth in Article VI; provided, however, that both before and after giving effect to such Restricted Payment, the Leverage Ratio shall not exceed 2:50:1.00 (but, in each case, measuring Consolidated Net Funded Debt as of the date of such Restricted Payment and measuring Consolidated EBITDA based on the financial statements most recently delivered or made available to the Administrative Agent), (ii) the Borrower shall have Availability in an amount equal to or greater than 15% of the Aggregate Revolving Commitment Amount, (iii) no Event of Default exists at the time of such Restricted Payment or would result therefrom and (iv) at least one Business Day prior to the making of such Restricted Payment, the Borrower delivers a certificate signed by a Responsible Officer certifying as to (A) the amount of Available Cash available to be distributed on the date of distribution, together with the amount of Available Cash to be distributed and the portion of such Available Cash representing the amount carried over from prior periods and (B) the satisfaction of the conditions set forth in this part (c);
(d)
Restricted Payments consisting of payments with respect to subordinated Indebtedness to the extent permitted under Section 7.12;
(e)
Restricted Payments made with the proceeds of a cash common equity contribution to the Borrower or the issuance by the Borrower of Qualified Capital Stock (provided such newly issued Capital Stock is pledged pursuant to the Pledge Agreement); provided that (i) such Restricted Payment is made within 30 days of receipt of the proceeds from such contribution or issuance of Capital Stock and (ii) no proceeds of any Specified Equity Contribution shall be permitted to be utilized for any such Restricted Payment; and
(f)
Permitted Tax Distributions; provided that no Event of Default exists at the time of the making of such Permitted Tax Distribution or would result therefrom.
Section 1.6
Sale of Assets. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, assign, farm-out, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Restricted Subsidiary, any issuance of shares of such Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or a Wholly-Owned Subsidiary Loan Party, except:
(a)
the sale or other disposition of obsolete or worn out assets not necessary for operations disposed of in the ordinary course of business;
(b)
the sale of inventory and Permitted Investments and dispositions of cash, in each case, in the ordinary course of business;
(c)
Permitted Encumbrances, in each case, in the ordinary course of business and to the extent that the foregoing do not individually or in the aggregate, materially interfere with the business and operations of the Borrower and its Restricted Subsidiaries;

(d)
the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction in an amount not to exceed $5,000,000 in the aggregate;
(e)
licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(f)
abandonment, cancellation or disposition of any intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(g)
any disposition resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary;
(h)
(i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property, (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, and (iv) termination or other disposition of Hedging Agreements in the ordinary course of business;
(i)
dispositions of letters of credit or similar instruments to banks or other financial institutions in the ordinary course of business in exchange for cash and Permitted Investments, in each case received by the Borrower or a Wholly-Owned Subsidiary Loan Party;
(j)
dispositions in connection with Investments permitted by Section 7.4(m);
(k)
dispositions of working interests or royalty interests in Water Systems or Disposal Wells in an aggregate amount not to exceed the greater of $10,000,000 and 2.5% of Consolidated Net Tangible Assets in any Fiscal Year; provided that, (i) such dispositions do not materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole and (ii) after giving effect to such disposition, no Event of Default exists and the Borrower is in pro forma compliance with Section 6.1 and Section 6.2;
(l)
to the extent constituting a disposition, immaterial royalty interests granted to landowners in the ordinary course of business consistent with past practice;
(m)
to the extent constituting a disposition, Restricted Payments permitted by Section 7.5, Investments permitted by Section 7.4 and Liens permitted by Section 7.2;
(n)
dispositions of assets acquired pursuant to or in order to effectuate a Permitted Acquisition or other Investment permitted pursuant to Section 7.4 which assets are not used or useful to the core or principal business of the Loan Parties;
(o)
dispositions of Unrestricted Subsidiaries and Joint Ventures;
(p)
dispositions of assets pursuant to sale-leaseback transactions permitted by Section 7.9; ~~and~~
(q)
the sale or other disposition of such assets in an aggregate amount not to exceed the greater of $10,000,000 and 2.50% of Consolidated Net Tangible Assets in any Fiscal Year~~.~~; and

(b)
disposition of EVX South Texas Crude, LLC, or all of its assets, and any other assets reasonably necessary to the operation of the crude gathering and transportation pipeline business to any bona fide third party provided that such assets are non-core assets at the time of disposition.
Section 1.7
Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, for the avoidance of doubt, any Unrestricted Subsidiary), except:
(a)
on terms and conditions that are (i) not less favorable to the Borrower or such Restricted Subsidiary that could be obtained on an arm’s length basis from unrelated third parties or (ii) fair to the Loan Parties as determined by the Borrower in good faith; provided that, in the case of this clause (ii) in connection with an Asset Acquisition or Asset Disposition (or series of related Asset Acquisitions or Asset Dispositions) for consideration in excess of $50,000,000, the Borrower shall, unless waived by the Administrative Agent, deliver to the Administrative Agent a letter addressed to the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (x) fair, from a financial point of view, to the Borrower or such Loan Party or (y) on terms, taken as a whole, that are no less favorable to the Borrower or such Loan Party, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate;
(b)
transactions between or among Loan Parties not involving any other Affiliates;
(c)
Investments consisting of capital contributions to Immaterial Subsidiaries, Unrestricted Subsidiaries and Joint Ventures to the extent permitted by Section 7.4;
(d)
dispositions of non-core, worn out or obsolete assets to the extent permitted by this Agreement;
(e)
transactions pursuant to agreements set forth on Schedule 7.7 as of the Amendment No. 2 Date;
(f)
any Restricted Payment permitted by Section 7.5; and
(g)
indemnities provided to or on behalf of, future, current or former directors, officers, employees, consultants, managers or members of the Borrower or, solely to the extent relating to the business or operations of the Borrower or any of its Subsidiaries or their respective assets, of any direct or indirect parent entity of the Borrower.
Section 1.8
Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Restricted Subsidiaries to create, incur or permit any Lien in favor of the Administrative Agent or the Secured Parties to secure the Obligations upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Restricted Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any Restricted Subsidiary thereof, to transfer any of its property or assets to the Borrower or any Restricted Subsidiary thereof, or to Guarantee the Obligations; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document, any Term Credit Document or any other Loan Document (as defined in the Term Credit Agreement), (ii) the foregoing shall not apply to restrictions or conditions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iii) the foregoing shall not apply to restrictions or conditions that are customary provisions in joint venture agreements with third parties and other similar agreements applicable to joint ventures with third parties permitted under Section 7.4 and applicable solely to such joint venture entered into in the ordinary course of business and so long as such restrictions or conditions were not entered into for the purposes of circumventing this Section 7.8, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets of any Loan Party pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or such assets that is or are, respectively, sold and such sale is permitted hereunder, (v) clause (a) or (b) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing or financed by such Indebtedness, (vi) clause (a) or (b) (solely in respect of restrictions on transfers of assets) shall not apply to customary provisions in leases or other written agreements entered into the ordinary course of business and consistent with past practice restricting the assignment thereof and (vii) clause (a) or (b) shall not apply to restrictions or conditions that arise in connection with cash or other deposits permitted under Sections 7.1 and 7.2 and limited to such cash or deposit.
Section 1.9
Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a “Sale/Leaseback Transaction”) in an aggregate amount in excess of $5,000,000 at any time outstanding.
Section 1.10
Hedging Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions with a Lender-Related Hedge Provider entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Restricted Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of its Restricted Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
Section 1.11
Amendment to Material Documents and Certain Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents or (b)(i) the Amended & Restated Services Agreement or (ii) the WBR-NDB JOA, in each case, except in any manner that would not, in Borrower’s reasonable and good faith discretion, be expected to adversely affect the rights or remedies Secured Parties (taken as a whole) (it being understood that any amendment, waiver or other modification to Section 13(g) of the WBR-NDB JOA that is adverse to the priority, rights, powers and privileges purported to be created and granted thereunder as of the date hereof shall be deemed to be adverse to the Secured Parties for purposes of this Section 7.11).

Section 1.12
Prepayment of Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to (x) prepay, redeem, repurchase or otherwise acquire for value any outstanding unsecured Indebtedness incurred under Section 7.1(o) or junior lien Indebtedness or Indebtedness that is subordinated in right of payment to the Loans (other than any intercompany Indebtedness among any Loan Parties), in each case other than with Available Cash; provided that no Event of Default exists at the time of the making of any such prepayment, redemption, repurchase or acquisition or would result therefrom~~.~~ or (y) voluntarily prepay, redeem, repurchase or otherwise acquire for value any outstanding Term Obligations if any Event of Default exists. For the avoidance of doubt, for the purposes of this Agreement and the other Loan Documents, in no event shall the Term Obligations constitute unsecured Indebtedness, junior lien Indebtedness or subordinated Indebtedness hereunder.
Section 1.13
Accounting Changes. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Restricted Subsidiaries, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of the Borrower.
Section 1.14
Nature of Business; International Operations. The Borrower will not and will not permit any Restricted Subsidiary to engage (directly or indirectly) in any line of business other than being primarily engaged in the gathering, treating, storing, transporting, processing, injecting and disposing of water and/or Oil and Gas Waste and/or oil and gas and other businesses reasonably related thereto. From and after the date hereof, neither the Borrower nor any Restricted Subsidiary shall acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) to purchase or lease, or acquire Deeds or Rights of Way in, any Real Estate not located within the geographical boundaries of the United States. The Borrower shall at all times remain a domestic entity and neither the Borrower nor any Restricted Subsidiary shall have any Foreign Subsidiaries.
Section 1.15
Sanctions and Anti-Corruption Laws. The Borrower will not, and will not permit any Subsidiary to, request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as an Arranger, the Administrative Agent, any Lender, the Issuing Bank, underwriter, advisor, investor or otherwise), (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws or (iv) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.
Section 1.16
Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any other Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts receivable in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than a Loan Party.

Section 1.17
Limitations on Issuance of Capital Stock. The Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Capital Stock.
Article II

EVENTS OF DEFAULT
Section 2.1
Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)
the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(b)
the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under paragraph (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
(c)
any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or
(d)
the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, 5.2, 5.3 (with respect to the Borrower’s legal existence), 5.13 or 5.18, or Article VI or VII; or
(e)
any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(f)
(i) the Borrower or any of its Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, ~~any~~the Term Credit Agreement or any other Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to ~~any~~the Term Credit Agreement or any other Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or ~~any~~the Term Credit Agreement or any other Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed

(other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedging Transaction) resulting from (A) any event of default under such Hedging Transaction as to which the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined therein) under such Hedging Transaction as to which the Borrower or any Subsidiary is an Affected Party (as so defined therein) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(g)
the Borrower or any of its Restricted Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(i)
the Borrower or any of its Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
(j)
an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $10,000,000; or
(k)
any judgment, writ, warrant of attachment or similar process involving an uninsured amount in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any of its Restricted Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(l)
a Change in Control shall occur or exist; or
(m)
any provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any

Loan Party shall seek to terminate its obligation under any Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or
(n)
(i) any provision of the Pledge Agreement shall for any reason cease to be valid and binding on, or enforceable against, the Parent, or the Parent shall so state in writing, (ii) the Parent shall seek to terminate its obligation under the Pledge Agreement (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11) or (iii) the occurrence of an “Event of Default” (as defined in the Pledge Agreement); or
(o)
any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) of this Section) and at any time thereafter during the continuance of such event, subject to the terms of the Collateral Agency and Intercreditor Agreement, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of acceleration or notice of intent to accelerate), all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either paragraph (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of acceleration or notice of intent to accelerate), all of which are hereby waived by the Borrower.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (g) or (h) of Section 8.1, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary or Unrestricted Subsidiary.

Section 2.2
Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows, subject to the terms of the Collateral Agency and Intercreditor Agreement:
(a)
first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(b)
second, to the fees and other reimbursable expenses of the Administrative Agent and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(c)
third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)
fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(e)
fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedging Obligations;
(f)
sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and
(g)
seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.20(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor (but appropriate adjustments shall be made with respect to payments from the Guarantors other than any such Guarantor or on account of their assets to preserve the allocation to the Obligations set forth above) and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Notwithstanding anything to the contrary, this Section 8.2 shall be subject to the terms of the Collateral Agency and Intercreditor Agreement.

Section 2.3
Borrower’s Right to Cure.
(a)
Notwithstanding anything to the contrary contained in Section 8.1, in the event that the Loan Parties fail (or, but for the operation of this Section 8.3, would fail) to comply with the requirements of the covenants set forth in Article VI, during the period commencing after the end of such

Fiscal Quarter and ending ten (10) days after the date on which financial statements are required to be delivered hereunder with respect to such Fiscal Quarter (such period of ten (10) days, the “Cure Period”), the Borrower shall have the right to receive a cash common equity contribution from the Parent that does not take the form of Disqualified Capital Stock, which shall be paid to the Borrower in cash constituting Unrestricted Cash, which the Borrower may specify as an increase to Consolidated EBITDA (such equity contribution, a “Specified Equity Contribution”), and upon the receipt by the Borrower of such Specified Equity Contribution within the Cure Period, the covenants set forth in Article VI shall be recalculated giving effect to the following pro forma adjustments (collectively, the “Cure Right”): (i) Consolidated EBITDA shall be increased for the applicable Fiscal Quarter (the “Applicable Quarter”) and any period of four Fiscal Quarters that includes the Applicable Quarter, solely for the purpose of measuring the covenants set forth in Article VI, and not for any other purpose under this Agreement (including for determining whether a Default or Event of Default or pro forma covenant compliance exists in respect of the making of any Restricted Payment), by an amount equal to the Specified Equity Contribution; and (ii) if, after giving effect to the foregoing recalculation, the Loan Parties shall then be in compliance with the requirements of the covenants set forth in Article VI for the purpose of Section 8.1(d), the Loan Parties shall be deemed to have satisfied the requirements of the covenants set forth in Article VI for the purpose of Section 8.1(d) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenant set forth in Article VI that had occurred shall be deemed cured for the purposes of Section 8.1(d) of this Agreement.
(b)
Notwithstanding anything herein to the contrary, (i) the Loan Parties shall provide notice to the Administrative Agent of its intention to exercise the Cure Right (the “Cure Notice”) no later than the date that is eight (8) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such Fiscal Quarter, and the Specified Equity Contribution must actually be received in the form of Unrestricted Cash during the Cure Period, (ii) no more than one Specified Equity Contribution shall be in excess of the amount required to cause the Borrower to be in compliance the financial covenants set forth in Article VI on a pro forma basis, and such amount shall not exceed 120% of such required amount, (iii) Indebtedness repaid with the proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) effected in connection with the exercise of a Cure Right pursuant to this Section 8.3 shall be deemed to be unrepaid for purposes of calculating the applicable financial covenants specified in Article VI for any period of four Fiscal Quarters that includes the Applicable Quarter, (iv) the Specified Equity Contribution received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under any covenant in this Agreement, the calculation of the Applicable Margin at any time and/or compliance with (or meeting requirement threshold under) the financial covenants set forth in Article VI on a pro forma basis for any other purpose of this Agreement, (v) the Cure Right may be exercised no more than one time in any four Fiscal Quarter period, and no more than four times during the term of this Agreement, (vi) unless (A) the Borrower or any other Loan Party has stated in writing that it does not intend to cause a Specified Equity Contribution to be provided or failed to deliver the Cure Notice as provided in clause (b)(i) above or (B) the Event of Default is precluded from being cured pursuant to this Section 8.3 because of clause (b)(i) or (b)(v) above, following receipt of the Cure Notice as provided in clause (b)(i) above, neither the Administrative Agent nor any Lender shall exercise any remedy under the Loan Documents (for the avoidance of doubt, including the institution of Default Interest) or applicable Requirements of Law on the basis of an Event of Default caused solely by the failure of the Loan Parties to comply with Article VI until the end of the Cure Period, (vii) during the Cure Period (unless and until the Event of Default is cured pursuant to this Section 8.3), the Borrower shall not request, and the Lenders shall not be required to make, (A) any Loans or issue any Letters of Credit or (B) any conversions from Base Rate Loans into SOFR Loans or continuations of SOFR Loans (which shall automatically convert into Base Rate Loans at the end of the applicable Interest Period) and (viii) no Specified Equity Contribution shall be taken into account for purposes of the definition (and any usages) of “Annualized”.

Article III

THE ADMINISTRATIVE AGENT
Section 3.1
Appointment of the Administrative Agent.
(a)
Each Lender and the Issuing Bank irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(b)
The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
(c)
It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
(c)
The Administrative Agent shall also act as the “Collateral Agent” or “collateral agent” under the Loan Documents and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. All protections, exculpations, indemnifications, expense reimbursements, rights, powers and privileges provided to the Administrative Agent under this Agreement and the other Loan Documents shall also apply to the Administrative Agent acting in its capacity as “Collateral Agent” (or “collateral agent” as applicable) under the Loan Documents. The Administrative Agent acting as “Collateral Agent” or “collateral agent” may be named as “Collateral Agent” or as Administrative Agent in the Collateral Documents and references to the Administrative Agent includes the Administrative Agent in its capacity as the “Collateral Agent”, as the context may require. The Administrative Agent (acting in its capacity as the “Collateral Agent” or “collateral agent” under the Loan Documents) may appoint any co-agents, sub-agents and attorneys-in-fact to also act as the “Collateral Agent” or “collateral agent” under the Loan Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder and each such Person shall be entitled to the benefits of all provisions of this Article IX and Article X as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 3.2
Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence, bad faith, material breach in bad faith of any Loan Document or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct or in bad faith or in material breach in bad faith hereunder in the selection of such sub-agents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
Section 3.3
Lack of Reliance on the Administrative Agent. Each of the Lenders and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.
Section 3.4
Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
Section 3.5
Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 3.6
The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its branches and Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
Section 3.7
Successor Administrative Agent.
(a)
The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. Any resignation by the Administrative Agent pursuant to this Section 9.7 shall also constitute its resignation as the Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank; (ii) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. To the extent the retiring Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring Administrative Agent shall at or reasonably promptly following its resignation cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the Issuing Bank ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by it, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
(b)
Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)
In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.24(b), then the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 3.8
Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
Section 3.9
The Administrative Agent May File Proofs of Claim.
(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 3.10
Authorization to Execute Other Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent (including, for the avoidance of doubt, in its capacity as Collateral Agent) to execute on behalf of such Lender or the Issuing Bank, as applicable, all Loan Documents (including, without limitation, the Collateral Documents, the Collateral Agency and Intercreditor Agreement and any subordination agreements) other than this Agreement.

The Administrative Agent (including, for the avoidance of doubt, in its capacity as Collateral Agent) may, without any further consent of any Lender, enter into the Collateral Trust and Intercreditor Agreement or any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.1 that is intended to be secured on a pari passu or junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.2; it being acknowledged, for the avoidance of doubt, by the Lenders that the Collateral Agent is the collateral agent under the Term Credit Documents. The Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder. Any supplement or amendment to, or amendment and restatement or replacement of any intercreditor agreement entered into by the Collateral Agency in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Section 3.11
Collateral and Guaranty Matters.
(a)
Each of the Lenders (including in its capacity as an Issuing Bank, Bank Product Provider or Lender-Related Hedge Provider) irrevocably acknowledges and agrees that (i) all Liens on any property of the Parent and the Loan Parties granted to or held by the Administrative Agent and the other Secured Parties under the Loan Documents shall be released upon the termination of all Revolving Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) all Liens granted to or held by the Administrative Agent and the other Secured Parties under the Loan Documents on any asset sold or disposed of pursuant to Section 7.6 shall be released upon consummation of such sale or disposition, in each case without any further action on the part of the Administrative Agent or any other Secured Party; and (iii) any Lien on any property of the Parent or any Loan Party granted to or held by the Administrative Agent and the other Secured Parties shall be released if approved, authorized or ratified in writing in accordance with Section 10.2;
(b)
The Administrative Agent hereby agrees to promptly execute and deliver, at the Borrower’s expense, any releases and any other documents as may be reasonably requested by the Borrower in writing and at the Borrower’s expense to evidence the release of any Liens created by any Loan Document in respect of such Capital Stock or assets that are the subject of dispositions described in the foregoing clause (a) and to evidence the release of any guarantees of the Obligations to the extent such release is permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request in writing to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 3.12
Documentation Agent; Syndication Agent. Each Lender and the Issuing Bank hereby designates Barclays Bank PLC, Citibank, N.A., First Horizon Bank, a Tennessee State Bank, Goldman Sachs Bank USA and Texas Capital Bank as Co-Documentation Agents and agrees that no Co-Documentation Agent shall have any duties or obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates ~~Cadence Bank (f/k/a Cadence Bank, N.A.) and~~ Wells Fargo Bank, N.A. as ~~Co-Syndication Agents~~Syndication Agent and agrees no ~~Co-Syndication~~Syndication Agent shall have any duties or obligations under any Loan Documents to any Lender or any Loan Party.

Section 3.13
Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, each Lender and the Issuing Bank hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders and the Issuing Bank (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
Section 3.14
Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.
Section 3.15
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender, the Issuing Bank or a Secured Party, or any Person who has received funds on behalf of a Lender, the Issuing Bank or a Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding paragraph (a), each Lender, the Issuing Bank, each Secured Party, or any other Person who has received funds on behalf of a Lender, the Issuing Bank or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b).
(c)
Each Lender, Issuing Bank and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.15(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article IV

MISCELLANEOUS
Section 4.1
Notices.
(a)
Written Notices.
(i)
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or telecopy, as follows:

To the Borrower: WaterBridge NDB Operating LLC
5555 San Felipe, Suite 1200
Houston, Texas 77056
Attention: Scott McNeely, Trey Mattson, Shannon Runzheimer
Email: Scott.McNeely@h2obridge.com; Trey.Mattson@h2obridge.com; Shannon.Runzheimer@h2obridge.com

With copies to (for
information purposes only):

White & Case LLP
605 Main Street, Suite 2900
Attention: Mark D. Holmes
Email: mark.holmes@whitecase.com

To the Administrative Agent: Truist Bank
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: Portfolio Manager
Email: agency.services@truist.com

With copies to (for
information purposes only):

Truist Bank
3333 Peachtree Road
Atlanta, Georgia 30326
Attn: LevFin Banker

Truist Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services Manager
Telecopy Number: (404) 813-9293

Gibson, Dunn & Crutcher, LLP
811 Main Street, Suite 3000
Houston, TX 77002
Attention: Shalla Prichard
Telecopy Number: (346) 718-6970
Email: sprichard@gibsondunn.com

To the Issuing Bank: Truist Bank
Attn: Standby Letter of Credit Dept.
245 Peachtree Center Ave., 17th FL
Atlanta, GA 30303
Telephone: 800-951-7847

To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(ii)
Any agreement of the Administrative Agent, the Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.
(b)
Electronic Communications.
(i)
Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)
Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(iii)
The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.
(iv)
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided, however, that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
(c)
Telephonic Notices. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Borrower, the Administrative Agent or an Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on in Section 10.1(a) or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.2(d); and
(ii)
if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(d)
All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in paragraph (b) above and effective as provided in such paragraph; provided that notices and other communications to the Administrative Agent and an Issuing Bank pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(e)
Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Requirements of Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.
Section 4.2
Waiver; Amendments.
(a)
No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)
Except as otherwise provided in this Agreement, including, without limitation, as provided in Section 2.14 with respect to the implementation of a Benchmark Replacement Rate or Benchmark Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Engagement Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:
(i)
increase the Commitment of any Lender without the written consent of such Lender;
(ii)
reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby;
(iii)
postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;
(iv)
(A) change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (B) change Section 2.6 in a manner that would alter the pro rata sharing of Commitment reductions required thereby, (C) change Section 8.2 in a manner that would alter the pro rata sharing of payments or the order of application required thereby or (D) change any other provision of this Agreement or any of the other Loan Documents that addresses the matters described in clause (A), (B) or (C) or permit any action which would directly or indirectly have the effect of amending any of the provisions described in this clause (iv), in each case, without the written consent of each Lender;
(v)
change any of the provisions of this paragraph (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;
(vi)
except as otherwise set forth in Section 9.11, release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender;
(vii)
except as otherwise set forth in Section 9.11, release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; or
(viii)
subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and Section 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement any Loan Document to cure any obvious ambiguity, omission, mistake, defect or inconsistency and any fee letter may be amended by the parties thereto.

Section 4.3
Expenses; Indemnification.
(a)
The Borrower shall pay (i) all reasonable and documented, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole, for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Creditor or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses and settlement costs incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement costs and related expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, settlement costs or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith, material breach in bad faith of the Loan Documents, or willful misconduct of such Indemnitee or (y) any proceeding solely between or among Indemnitees other than (i) claims against the Administrative Agent, the Issuing Bank, the Arrangers or any of their respective affiliates in their capacities or in fulfilling their roles as an administrative agent, issuing bank, arranger or any similar role with respect to the Loan Documents or (ii) claims arising out of any act or omission on the part of the Borrower or any of its Affiliates.
(c)
The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(d)
To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent or the Issuing Bank under paragraph (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.
(e)
To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(f)
All amounts due under this Section shall be payable promptly after written demand therefor. Section 10.3(b) shall not apply to Tax liabilities unless those Tax liabilities represent losses, claims, damages, etc. arising as a result of an non-Tax liability claim that is otherwise subject to the indemnity contained in Section 10.3(b).

Section 4.4
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and the Issuing Bank, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and
(C)
the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)
Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.18(e).
(v)
No Assignment to the certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Disqualified Institution.
(vi)
No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.
(d)
Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to Section 2.22 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) and (g) as though it were a Lender.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.
Section 4.5
Governing Law; Jurisdiction; Consent to Service of Process.
(a)
This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(b)
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)
The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 4.6
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND, TO THE BEST OF ITS KNOWLEDGE, THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 4.7
Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all

Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or the Issuing Bank.
Section 4.8
Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Engagement Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section 4.9
Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, and Section 10.3, Article IX and the last sentence of the definition of Applicable Margin shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 4.10
Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.11
Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern. Each Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize its engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder. Further, the Arrangers may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the credit facilities established hereunder.
Section 4.12
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
Section 4.13
Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
Section 4.14
Patriot Act. The Administrative Agent, each Lender and the Issuing Bank hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, the Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.
Section 4.15
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 4.16
Electronic Signatures. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform

Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 4.17
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 4.18
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such

Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 4.19
Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally blank; signature pages follow.]

EXHIBIT B

Schedules (as amended by Amendment No. 2)

SCHEDULE II

SCHEDULE 7.7

Affiliate Transactions

1.
Amended and Restated Services Agreement.
2.
Water Facility and Access Agreement – North Ranch dated October 15, 2021, between DBR Land LLC and Stateline, and any individual leases, easements, surface use agreements, and other agreements substantially in the form of Schedule I and Schedule II attached thereto.
3.
WBR-NDB JOA.
4.
Interconnect and Offload Agreement dated as of December 18, 2020, between WaterBridge Texas Midstream LLC, a Texas limited liability company, and Stateline.
5.
Arrangement between Borrower and Five Point Energy LLC whereby Five Point Energy LLC is reimbursed at cost by Borrower for Borrower’s usage of Geographic Information Systems (GIS) and legal employee time and subscription costs.
6.
Produced Water Gathering and Disposal Agreement dated as of June 9, 2020, between Stateline and Longwood Water Management Company, LLC (“SMM”), as amended by that First Amendment to Produced Water Gathering and Disposal Agreement, dated as of January 20, 2022, between Stateline and SMM.
7.
Transition Services Agreement dated as of the date of the Credit Agreement, among the Borrower, EVX Midstream Partners LLC, a Texas limited liability company, and EVX Midstream Partners II LLC, a Texas limited liability company.
8.
Closing Date Contribution Agreement.
9.
Surface Use Agreement (Ramrod SWD Injection Site) dated as of July 7, 2022, between DBR Land LLC and Stateline.
10.
Committed Waste Handling Agreement dated as of December 1, 2022, between Desert Reclamation LLC and Stateline.
11.
Interconnect and Offload Agreement dated as of April 6, 2023, between Stateline and Desert Reclamation LLC.
12.
Field Office Surface Lease dated as of April 12, 2023, between DBR Land LLC and Stateline.
13.
All easements, rights of way, and similar agreements existing as of the Amendment No. 2 Effective Date and not executed in contemplation of the transactions evidenced by the Loan Documents, between DBR Land LLC and/or Delaware Basin Ranches Inc. and Stateline Water, LLC, including any extensions or renewals thereof.

14.
All easements, rights of way, and similar agreements existing as of the Amendment No. 2 Effective Date and not executed in contemplation of the transactions evidenced by the Loan Documents, between DBR Land LLC and/or Delaware Basin Ranches Inc. and Stateline, including any extensions or renewals thereof.
15.
Partial Assignment & Assumption Agreement dated as of May 9, 2024, between DBR Land LLC and Stateline.
16.
Produced Water Facilities and Access Agreement – East Ranches dated May 10, 2024, between DBR Land LLC and Stateline, and any individual leases, easements and surface use agreements, and other agreements substantially in the form of Schedule I and Schedule II attached thereto.
17.
Fresh Water Facilities and Access Agreement – East Ranches dated May 10, 2024, between DBR Land LLC and Stateline, and any individual leases, easements and surface use agreements, and other agreements substantially in the form of Schedule I and Schedule II attached thereto.

ANNEX B

CONSENT AND REAFFIRMATION

Each of the undersigned (the “Grantors”) hereby (i) acknowledges receipt of a copy of that certain Amendment No. 2 to Revolving Credit Agreement dated as of May 10, 2024 (the “Amendment”) among WaterBridge NDB Operating LLC, the lenders referred to therein and Truist Bank, as Administrative Agent and Collateral Agent, relating to the Revolving Credit Agreement dated as of June 8, 2022 (as amended by the Amendment and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) consents to the Amendment and each of the covenants, representations and warranties, amendments and other transactions referenced therein, (iii) expressly reaffirms its obligations under each Loan Document to which it is a party and expressly reaffirms, as of the date hereof, in the case of the Guarantors, its guaranty of the Obligations and grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents, (iv) agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Each Grantor hereby represents and warrants that (x) neither the modification of the Credit Agreement effected pursuant to the Amendment, nor the execution, delivery, performance or effectiveness of the Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and all such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred and (vi) each of the representations and warranties applicable to such Grantor pursuant to Section 4 of the Amendment and each other Loan Document to which it is a party is true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or materiality qualifier, in which case such representations and warranties shall be true and correct in all respects).

Although the Grantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Grantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Grantors of such matters in the future or to seek any Grantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be a Loan Document for all purposes.

THIS CONSENT AND REAFFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). The jurisdiction, venue and waiver of right to trial by jury provisions in Section 10.5(b) - (d) and 10.6 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment.

Dated as of May 10, 2024.

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Executed as of the date indicated above.

GRANTORS:

NDB INTERMEDIATE HOLDINGS LLC

EVX OPERATING LLC

EVX SOUTH TEXAS SWD, LLC

EVX SOUTH TEXAS CRUDE, LLC

EVX LAND LLC

EVX EAGLE FORD PARTNERS, LLC

WATERBRIDGE STATELINE LLC

STATELINE WATER, LLC

By: /s/ Scott McNeely

Name: Scott McNeely

Title: Senior Vice President, Finance

[Signature Page To Consent and Reaffirmation of Amendment No. 2]